Exhibit 99.1

VERMILION ENERGY INC.

OMNIBUS INCENTIVE PLAN

1.	Scope and Purposes of the Plan

The Board of Vermilion Energy Inc. (the “Corporation”) has established this Omnibus Incentive Plan (the “Plan”) governing:

(a)	the grant of Share Awards to officers, employees and consultants of the Corporation and its Affiliates in accordance with the provisions of the Plan including Appendix A to provide a competitive long-term incentive program to attract, and strengthen the ability of the Corporation and its Affiliates to retain, qualified officers, employees and consultants, to focus management of the Corporation and its Affiliates on operating and financial performance and total long-term shareholder return by providing an increased incentive to contribute to the Corporation’s growth and profitability (including by requiring all Share Awards granted to executives to be designated 100% as performance based awards) and to promote a proprietary interest in the Corporation through ownership of Common Shares thereby aligning the interests of officers, employees, consultants with Shareholders;

(b)	the grant of DSUs to non-employee directors and other specified non-employee service providers of the Corporation and its Affiliates in accordance with the provisions of the Plan including Appendix B to provide a competitive long-term incentive program to attract, and strengthen the ability of the Corporation and its Affiliates to retain, qualified non-employee directors and other specified non-employee service providers and to promote a proprietary interest in the Corporation through share ownership thereby aligning the interests of non-employee directors and other specified non-employee service providers with Shareholders;

(c)	employee bonuses in accordance with the provisions of the Plan including Appendix C to advance the interests of the Corporation and its Affiliates by providing for bonuses for employees of the Corporation and its Affiliates who are selected to participate in the manner hereinafter provided, so as to attract and retain employees, make their compensation competitive with other opportunities and provide them with an incentive to strive to achieve the Corporation’s and its Affiliates’ financial and other business objectives thereby aligning the interests of employees with Shareholders; and

(d)	employee share savings in accordance with the provisions of the Plan including Appendix D as an integral part of the Corporation’s employee benefit program, which provides an opportunity for Canadian employees to accumulate savings through automatic payroll deductions while increasing ownership in the Corporation and participating in its growth.

2.	Definitions

In addition to words and phrases defined elsewhere in the Plan (including in the Appendices), the following words and phrases shall have the meanings indicated:

(a)	“Affiliate” has the meaning set forth in the Securities Act (Alberta) and shall also include Vermilion Resources partnership and any other partnership, corporation or other entity directly or indirectly controlled by the Corporation;

(b)	“Annual Retainer” has the meaning specified in Appendix B;

(c)	“Appendices” means, collectively, Appendix A, Appendix B, Appendix C and Appendix D, and “Appendix” means any such appendix;

(d)	“Associate” has the meaning set forth in the Securities Act (Alberta);

(e)	“Average Market Price” in respect of a particular Dividend payment date, means the arithmetic average of the daily volume weighted average trading prices of the Common Share on the TSX (after taking into account any trading reversals or adjustments, corrections or similar changes with respect to the Common Shares) for the trading days on which at least one board lot of Common Shares is traded on the TSX during the corresponding Pricing Period, subject to such adjustments as the Corporation may, in its sole discretion, determine to be appropriate to account for (i) a change in the aggregate number of Common Shares outstanding into a greater or lesser number of Common Shares, (ii) a reclassification of the Common Shares, or (iii) a merger, reorganization or other transaction affecting the Common Shares;

(f)	“Black-Out Period” means a period of time imposed by the Corporation, pursuant to the Corporation’s policies, upon certain designated Persons during which those Persons may not trade in any securities of the Corporation;

(g)	“Board” means the board of directors of the Corporation as it may be constituted from time to time;

(h)	“Bonus” means an employee bonus allocated and payable to a Participant;

(i)	“Business Day” means any day other than Saturday, Sunday or statutory holiday in the Province of Alberta or the Province of Ontario;

(j)	“Change of Control” means the occurrence of any of:

(i)	the purchase or acquisition of Common Shares of the Corporation and/or securities convertible into Common Shares of the Corporation or carrying the right to acquire Common Shares of the Corporation (“Convertible Securities”) as a result of which a Person, group of Persons or Persons acting jointly or in concert, or any Affiliates or Associates of any such Person, group of Persons or any of such Persons acting jointly or in concert (collectively the “Holders”) beneficially own or exercise control or direction over Common Shares and/or Convertible Securities of the Corporation that, assuming the conversion of the Convertible Securities beneficially owned by the Holders thereof, would have the right to cast more than 33 1/3% of the votes attached to all Common Shares of the Corporation;

(ii)	an amalgamation, arrangement, merger or other consolidation or combination of the Corporation with another corporation or other entity pursuant to which the Shareholders of the Corporation immediately prior to such transaction own securities of the successor or continuing corporation or other entity following completion of such transaction that would entitle them to cast less than 50% of the votes attaching to all of the common shares or other voting shares in the capital of the successor or continuing corporation or other entity;

(iii)	a liquidation, dissolution or winding up of the Corporation;

(iv)	the sale, lease or other disposition of all or substantially all of the assets of the Corporation;

(v)	the election at a meeting of the Corporation’s Shareholders of a number of directors of the Corporation, who were not director nominees proposed to the Corporation’s Shareholders by the Corporation’s prior Board, and would represent a majority of the Board; or

(vi)	the appointment of a number of directors which would represent a majority of the Board and which were nominated by any holder of Common Shares of the Corporation or by any group of holders of Common Shares of the Corporation acting jointly or in concert and not approved by the Corporation’s prior Board, but for certainty shall not include an Unsolicited Bid;

(k)	“Committee” has the meaning set forth in Section 3 of the Plan;

(l)	“Common Shares” means common shares in the capital of the Corporation;

(m)	“Corporation” has the meaning set forth in Section 1 of the Plan;

(n)	“Designated Participant” has the meaning specified in Appendix B;

(o)	“Director” has the meaning specified in Section 6 of the Plan;

(p)	“Director Participation Limit” means, in respect of Common Shares issued from treasury, a limit (based on grant date value) of $150,000 per annum per Director across all equity compensation plans of the Corporation or any Affiliate taken together;

(q)	“Dividend” means a dividend paid by the Corporation in respect of the Common Shares, expressed as an amount per Common Share;

(r)	“Dividend Payment Date” means any date that a Dividend is paid to Shareholders;

(s)	“Dividend Record Date” means the applicable record date in respect of any Dividend used to determine the Shareholders entitled to receive such Dividend;

(t)	“DSU” has the meaning specified in Appendix B;

(u)	“Effective Date” has the meaning specified in Section 14 of the Plan;

(v)	“Employer Contribution” has the meaning specified in Appendix D;

(w)	“Exchange” (i) in respect to Appendix A, Appendix C and Appendix D, means the TSX (or if the Common Shares are not then listed on the TSX, such other stock exchange on which the Common Shares are then listed and posted for trading from time to time); and (ii) in respect to Appendix B, has the meaning specified in Appendix B;

(x)	“Fair Market Value” with respect to a Common Share, as at any date, means:

(i)	where the Common Shares are then listed and posted for trading on the Exchange, the volume weighted average of the prices at which the Common Shares traded on the Exchange (or, if the Common Shares are not then listed and posted for trading on the Exchange, on such stock exchange in Canada on which the Common Shares are then listed and posted for trading as may be selected for such purpose by the Board) for the five (5) trading days on which the Common Shares traded on the Exchange immediately preceding such date;

(ii)	where the Common Shares are not then listed and posted for trading on any stock exchange, the Fair Market Value shall be the fair market value of the Common Shares as determined by the Board in its discretion, acting reasonably and in good faith; or

(iii)	where a Change of Control or Unsolicited Bid has occurred or completed, as the case may be, the Fair Market Value shall be equal to the following, as applicable:

(A)	the per share amount of cash paid to a Shareholder pursuant to such Change of Control or Unsolicited Bid in respect of a Common Share then held by such Shareholder; or

(B)	the volume weighted average of the prices at which the shares (or other securities as applicable) received by Shareholders pursuant to the Change of Control or Unsolicited Bid traded on the Exchange (or such other exchange on which such shares (or other securities as applicable) are then listed and posted for trading from time to time) for the five (5) trading days on which the shares (or other securities as applicable) traded on the said exchange immediately preceding such date;

(y)	“Grantee” has the meaning specified in Appendix A;

(z)	“Incentive” means a Bonus payable, DSU or Share Award granted or Employee Contribution to be made, as applicable, pursuant to the Plan;

(aa)	“Insider” has the same meaning as found in the OSA and also includes associates and affiliates of the insider;

(bb)	“Insider Participation Limit” has the meaning specified in Section 5 of the Plan;

(cc)	“Meeting Fees” has the meaning specified in Appendix B;

(dd)	“OSA” means the Securities Act (Ontario) as amended from time to time, the regulations and policies thereunder and any replacement legislation;

(ee)	“Participant” means a Designated Participant, an employee bonus Participant (as defined in Appendix C), a employee savings Participant (as defined in Appendix D) or a Grantee, as the case may be;

(ff)	“Plan” has the meaning set forth in Section 1 above and includes the Appendices unless otherwise specified;

(gg)	“Person” means any individual, corporation, company, limited liability company, unlimited liability corporation, limited or general partnership, joint venture, association, joint-stock corporation, trust, plan or unincorporated organization;

(hh)	“Pricing Period”, in respect of a particular Dividend, refers to the period beginning on the later of the 21st Business Day preceding the Dividend payment date and the second Business Day following the record date applicable to that Dividend payment date, and ending on the second Business Day preceding the Dividend payment date;

(ii)	“Service Provider” has the meaning specified in Appendix A;

(jj)	“Share Award” has the meaning specified in Appendix A;

(kk)	“Shareholder” means a holder of Common Shares;

(ll)	“Tax Act” means the Income Tax Act (Canada) and any regulations thereto, as may be amended from time to time;

(mm)	“TSX” means the Toronto Stock Exchange; and

(nn)	“Unsolicited Bid” means those circumstances in which an offer is made generally to the holders of Common Shares in one or more jurisdictions to acquire directly or indirectly Common Shares of the Corporation and which is in the nature of a “takeover bid” as defined in National Instrument 62-104 – Take-Over Bids and Issuer Bids and, where the Common Shares are listed and posted for trading on a stock exchange, not exempt from the formal bid requirements of National Instrument 62-104 – Take-Over Bids and Issuer Bids, by a Person who neither the Board nor management of the Corporation solicited, sought out or otherwise arranged for the offeror party to make such offer.

3.	Administration

The Plan shall be administered by the Board or such committee of the Board as the Board considers appropriate from time to time (the “Committee”). The composition of the Committee shall at all times comply with any applicable requirements of the Exchange.

In addition to the authority specified in the Appendices, the Committee shall have the authority in its discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including:

(a)	to determine the Fair Market Value of the Common Shares on any date;

(b)	to prescribe, amend and rescind rules and regulations relating to the Plan;

(c)	to interpret the Plan; and

(d)	to make all other determinations deemed necessary or advisable for the administration of the Plan.

The recommendations and determinations of the Committee shall be subject to review and approval by the Board, and recommendations and determinations approved by the Board shall be conclusive and final and binding on all parties. The Committee may delegate to one or more of its members or to one or more agents such administrative duties as it may deem advisable, including delegation to a third-party agent or trustee the authority to acquire Common Shares for delivery pursuant to the Plan, and the Committee or any member or agent to whom it has delegated duties as aforesaid may employ one or more Persons to render advice with respect to any responsibility the Committee or such Person may have under the Plan.

4.	Treasury Reserve and Settlement of Incentives

Subject to the prior approval of Shareholders and the Exchange, as applicable, the number of Common Shares reserved for issuance by the Corporation from time to time pursuant to the Plan (and pursuant to any other security based compensation arrangements of the Corporation) shall be equal to 3.5% of the aggregate number of the issued and outstanding Common Shares, calculated on an undiluted basis. In addition to Common Shares issued from treasury, Incentives may be settled with cash or Common Shares acquired through the facilities of the Exchange in accordance with the Plan (or any combination thereof).

5.	Insider Participation Limit

Pursuant to the Plan: (a) no one Participant may be granted any Incentives which, together with all Incentives then held by such Participant, would entitle such Participant to receive a number of Common Shares which is greater than 5% of the outstanding Common Shares, calculated on an undiluted basis; and (b) the number of Common Shares (i) issued to Insiders, within any one year period, and (ii) issuable to Insiders, at any time, under the Plan (and under any other security based compensation arrangements of the Corporation) shall not exceed 10% of the Corporation’s total issued and outstanding Common Shares, respectively (collectively, the “Insider Participation Limit”).

6.	Non-Employee Director Participation

A non-employee director of the Corporation or any Affiliate (a “Director”) shall only be entitled to receive grants of DSUs, and DSUs shall only be granted to a Director in lieu of cash fees (being a Director’s Annual Retainer, and, to the extent applicable, any Meeting Fees). In all cases DSUs granted shall have the same value as the cash amount of the Annual Retainer, and, to the extent applicable, any Meeting Fees, elected by a Director to be received in DSUs. Any discretionary grant to a Director under any compensation plan of the Corporation or any Affiliate shall be subject to, and not exceed, the Director Participation Limit. Other than DSUs granted in lieu of cash fees on a value for value basis, no discretionary or other grants of DSUs to a Director are permitted pursuant to the Plan and no other Incentives shall be payable, granted or made available to any Director pursuant to the Plan.

7.	Rights as a Shareholder

Unless and until any Common Shares are delivered to a Participant in accordance with the terms of the Plan, the Participant shall not possess any incidents of ownership of such Common Shares including the right to exercise voting rights in respect of any such Common Shares. Where the Board exercises its discretion to settle an Incentive by way of delivery of Common Shares, the applicable Participant shall only be considered a Shareholder in respect of such Common Shares when the issuance or receipt of such Common Shares has been entered upon the applicable share register(s).

8.	Non-Transferability

Common Shares, if any, or cash equivalents delivered or deliverable pursuant to the Plan shall only be delivered to a Participant personally except that if a Participant dies, Common Shares, if any, or cash may be delivered to the Participant’s estate. Except for the foregoing and as otherwise provided in the Plan, no assignment, sale, transfer, pledge or charge of any Incentive, whether voluntary, involuntary, by operation of law or otherwise, vests any interest or right in such Incentive whatsoever in any assignee or transferee and, immediately upon any assignment, sale, transfer, pledge or charge or attempt to assign, sell, transfer, pledge or charge, such Incentive shall terminate and be of no further force or effect.

9.	Amendment and Termination of the Plan

The Corporation retains the right to amend from time to time or to suspend, terminate or discontinue the terms and conditions of the Plan and any Incentives under the Plan by resolution of the Board (subject, in respect of employee savings, to Section 19 of Appendix D). Any amendments shall be subject to the prior consent of any applicable regulatory bodies, including the Exchange, as may be required. Any amendment to the Plan shall take effect only with respect to Incentives payable, granted or to be made, as applicable, after the effective date of such amendment, provided that it may apply to any outstanding Incentives with the mutual consent of the Corporation and the applicable Participant(s). The Board shall have the power and authority to approve amendments relating to the Plan or to Incentives, without further approval of the Shareholders, to the extent that such amendment:

(a)	is for the purpose of curing any ambiguity, error or omission in the Plan or to correct or supplement any provision of the Plan that is inconsistent with any other provision of the Plan;

(b)	is necessary to comply with applicable law or the requirements of any stock exchange on which the Common Shares are listed;

(c)	is an amendment to the Plan respecting administration and eligibility for participation under the Plan;

(d)	changes the terms and conditions on which Incentives may be (or have been) payable, granted or made, as applicable;

(e)	changes the early termination provisions of an Incentive or the Plan which does not entail an extension beyond the original expiry date; or

(f)	is an amendment to the Plan of a “housekeeping nature”;

provided that, without Shareholder approval, the alteration, amendment or variance does not:

(i)	increase the number of Common Shares reserved for issuance under the Plan;

(ii)	remove or exceed the Insider Participation Limit;

(iii)	result in a material or unreasonable dilution in the number of outstanding Common Shares or any material benefit to an Insider;

(iv)	permit the Corporation or any Affiliate to provide any financial assistance to any Participant for the purpose of exercising or settling any Incentives;

(v)	amend the Employer Contribution amount;

(vi)	result in any cancellation and reissue of Incentives;

(vii)	change the class of eligible participants in the Plan which would have the potential of broadening or increasing participation by Insiders of the Corporation;

(viii)	permit DSUs to be granted other than in lieu of cash fees on a value for value basis, or provide for any discretionary or other grant of DSUs to any Director pursuant to the Plan;

(ix)	amend the Director Participation Limit;

(x)	provide for any Incentive (other than DSUs) to be payable, granted or made to any Director pursuant to the Plan;

(xi)	amend the amendment provision of the Plan;

(xii)	extend the expiry date of Incentives under the Plan beyond the expiry date provided for under the provisions of the Plan; or

(xiii)	make any amendment to the Plan that permits a Participant to transfer or assign an Incentive to any Person other than in the case of the death of the Participant for normal estate settlement purposes.

10.	Provisions for Foreign Participants

The Corporation may, without amending the Plan, modify the terms of Incentives for Participants who are foreign nationals or who provide services to the Corporation or any Affiliate from outside of Canada in order to comply with the applicable laws of such foreign jurisdictions (and reflect any such modification in the applicable award agreement relating thereto).

11.	Withholding Taxes

Notwithstanding any other provisions of this Plan, the Corporation shall be entitled to deduct and withhold (from any amounts otherwise payable under the Plan to a Participant) such amounts as the Corporation may be required to deduct and withhold therefrom under any provision of any applicable laws in respect of taxes and, to the extent that such amounts are so deducted, withheld and remitted to the relevant governmental entity, such amount shall be treated as having been paid to the Participant. Unless otherwise prohibited by applicable law, the Corporation shall be entitled to satisfy its withholding tax obligations by (as applicable): (i) the withholding of a cash amount; and (or) (ii) the withholding and sale of a number of Common Shares (from any Common Shares otherwise deliverable to the Participant in accordance with the terms of the Plan) that, in aggregate, are sufficient to satisfy the total withholding tax obligations (with any residual cash or proceeds therefrom to be paid or released to the Designated Participant).

12.	Miscellaneous

(a)	Interpretation – In this Plan:

(i)	section and subsection headings are for convenience only and shall not affect the construction hereof;

(ii)	words importing the singular number or masculine gender shall include the plural number or the feminine or neuter genders, and vice versa;

(iii)	unless otherwise indicated or the context otherwise requires, all section references (A) in the Plan are to the applicable section of the Plan excluding the Appendices; and (B) in an Appendix are to the applicable sections of that particular Appendix;

(iv)	capitalized terms defined in each Appendix shall apply to that Appendix unless the context otherwise requires;

(v)	words and terms denoting inclusiveness (such as “include” or “includes” or “including”), whether or not so stated, are, as the context requires, not limited by and do not imply limitation of their context or the words or phrases which precede or succeed them;

(vi)	reference to any agreement or other instrument in writing means such agreement or other instrument in writing as amended, modified, replaced or supplemented from time to time; and

(vii)	unless otherwise indicated, reference to a statute shall be deemed to be a reference to such statute as amended, re-enacted or replaced from time to time.

(b)	Effect of Certain Changes – In the event:

(i)	of any change in the Common Shares through subdivision, consolidation, conversion, reclassification, amalgamation, merger or otherwise;

(ii)	that any rights are granted to Shareholders to purchase Common Shares at prices substantially below Fair Market Value; or

(iii)	that, as a result of any recapitalization, merger, consolidation or other transaction that is not a Change of Control Transaction or an Unsolicited Bid, the Common Shares are converted into or exchangeable for any other securities;

then, in any such case and subject to provisions of the Plan and the prior approval of the Exchange, if required, the Board may make such adjustments to the Plan and to any Incentives outstanding pursuant to the Plan as the Board may, in its sole discretion, consider appropriate in the circumstances to prevent substantial dilution or enlargement of the rights granted to Participants.

(c)	Compliance with Legal Requirements - The Corporation shall not be obliged to deliver any Common Shares or make any cash payment if such delivery or payment (as applicable) would violate any law or regulation or any rule of any government authority or stock exchange. The Corporation, in its sole discretion, may postpone any payment (whether in the form of cash or Common Shares) as the Board may consider appropriate, and may require any Participant to make such representations and furnish such information as the Board may consider appropriate in connection with the payment of any cash or the delivery of any Common Shares in compliance with applicable laws, rules and regulations. The Corporation shall not be required to qualify for resale pursuant to a prospectus or similar document any Common Shares delivered under the Plan, provided that, if required, the Corporation shall notify the Exchange and any other appropriate regulatory bodies in Canada of the existence of the Plan and the issuance or grant of Incentives, as applicable, pursuant to the Plan in accordance with any such requirements.

(d)	No Right to Continued Employment or Membership on the Board – Nothing in the Plan or in any award agreement entered into pursuant hereto shall confer upon any (i) employee (whether or not a Participant) the right to be restricted in the service of the Corporation; or (ii) employee (whether or not a Participant), Director or non-employee service provider the right to continue in the employ or service of the Corporation or an Affiliate, including as a Director or as a non-employee service provider, to be entitled to, or the right to claim, including as a beneficiary of any such employee, Director or non-employee service provider, any remuneration or benefits (present or future) not set forth in the Plan (or any award agreement) or to interfere with or limit in any way the right of the Corporation or an Affiliate to terminate at any time the employment or service, as the case may be, of any employee (whether or not a Participant), Director or non-employee service provider.

(e)	Ceasing to be an Affiliate – Except (i) as otherwise provided in the Plan, (ii) in the event of the direct or indirect sale or disposition of, by conveyance, transfer, lease or otherwise, in any single transaction or series of related transactions, all or substantially all of the assets of an Affiliate of the Corporation, other than to an entity which was an Affiliate of the Corporation prior to the sale or disposition, (iii) a reorganization, amalgamation, merger, arrangement or combination of an Affiliate of the Corporation with or into any other entity, which results in all of the persons who were the beneficial owners of the voting securities of such Affiliate immediately prior to such reorganization, amalgamation, merger, arrangement or combination, together being entitled to exercise less than 50% of the voting rights attached to the outstanding voting securities of the entity resulting from the applicable transaction, or (iv) any acquisition of voting securities of an Affiliate of the Corporation being completed which results in the purchaser, its Affiliates and any other Person acting jointly or in consent with the purchaser together being entitled to exercise more than 50% of the voting rights attached to the outstanding voting securities of such former Affiliate of the Corporation, provided that, prior to such acquisition, such Persons were not entitled to exercise more than 50% of the voting rights attached to the outstanding voting securities of such prior Affiliate of the Corporation, Incentives payable, granted or to be made, as applicable, under the Plan shall not be affected by any change in the relationship between or ownership of the Corporation and an Affiliate.

(f)	Expenses – Except as may be specified in an Appendix, all expenses in connection with the Plan shall be borne by the Corporation.

(g)	Unfunded Plan –The Plan shall be unfunded. Although accounts may be established with respect to Participants, any such accounts shall be used merely as a bookkeeping convenience. The Corporation shall not be required to segregate any assets that may at any time be represented by cash, Common Shares or rights thereto, nor shall the Plan be construed as providing for such segregation. Any liability or obligation of the Corporation to any Participant with respect to an Incentive under the Plan shall be based solely upon any contractual obligations that may be created by the Plan (and any applicable award agreement), and no such liability or obligation of the Corporation shall be deemed to be secured by any pledge or other encumbrance on any property of the Corporation. Neither the Corporation, the Board nor the Committee shall be required to give any security or bond for the performance of any obligation that may be created by the Plan.

(h)	Successors – The Plan is binding on and will inure to the benefit of any successor to the Corporation.

(i)	Financial Assistance – Neither the Corporation nor any Affiliate shall provide any financial assistance to any Participant for the purpose of exercising or settling any Incentives, as applicable.

13.	Governing Law

The Plan shall be governed by and construed in accordance with the laws in force in the Province of Alberta.

14.	Effective Date

The Plan, as may be amended and (or) restated from time to time, is effective as of April 25, 2022 (the “Effective Date”). The Plan is amended and restated effective as of March 5, 2025.

APPENDIX A - SHARE AWARDS

In addition to the provisions of the Plan, the provisions of this Appendix shall apply to Share Awards.

1.	Purpose

Share Awards form an integral component of the Plan as specified in Section 1 of the Plan.

2.	Definitions

Capitalized terms referred to in this Appendix and not otherwise defined in the Plan have the following meanings:

(a)	“Annualized (Absolute) Return” means the absolute gain or loss the price of the Common Shares generates over a specific time period as specified in, and determined in accordance with, the LTIP Scorecard (in the shareholder return category);

(b)	“Adjustment Ratio” means, with respect to any Share Award, the ratio used on each Dividend Payment Date to adjust the number of Reference Shares underlying a Share Award in accordance with the terms of the Plan and this Appendix; and, in respect of each Share Award, the Adjustment Ratio shall initially be equal to one, and shall be cumulatively adjusted thereafter on each Dividend Payment Date by increasing the Adjustment Ratio on each Dividend Payment Date by an amount, rounded to the nearest six decimal places, equal to a fraction having as its numerator the Dividend, expressed as an amount per Common Share, paid on that Dividend Payment Date, and having as its denominator the Average Market Price;

(c)	“Annual Share Award” means a Share Award granted in a given year with a vesting date three years from the Grant Date;

(d)	“Consultant” means an individual or company, other than an employee, Executive or director of the Corporation that:

(i)	is engaged to provide services to the Corporation or an Affiliate, other than services provided in relation to a distribution of securities; and

(ii)	provides the services under a written contract with the Corporation or an Affiliate,

and includes, for an individual Consultant, a company of which the individual Consultant is an employee or shareholder, and a partnership of which the individual Consultant is an employee or partner;

(e)	“Corporate Performance Measures” means, for any fiscal year, three year period or other period (that the Board in its sole discretion shall determine), the performance measures to be taken into consideration under the Plan and this Appendix which may include the following:

(i)	Relative Total Shareholder Return over such fiscal year, three year period or other period as determined by the Board;

(ii)	Annualized (Absolute) Return over such fiscal year, three year period or other period as determined by the Board;

(iii)	Recycle Ratio for such fiscal year, three year period or other period as determined by the Board;

(iv)	Strategic Plan development and execution for such fiscal year, three year period or other period as determined by the Board;

(v)	ESG Ranking for such fiscal year, three year period or other period as determined by the Board;

(vi)	Activities related to growth of the Corporation and its Affiliates for such fiscal year, three year period or other period as determined by the Board;

(vii)	Average production volumes of the Corporation and its Affiliates for such fiscal year, three year period or other period as determined by the Board;

(viii)	Unit costs of production of the Corporation and its Affiliates for such fiscal year, three year period or other period as determined by the Board;

(ix)	Total proved reserves (on a net basis) of the Corporation and its Affiliates for such fiscal year, three year period or other period as determined by the Board;

(x)	Safety performance of the Corporation and its Affiliates for such fiscal year, three year period or other period as determined by the Board;

(xi)	HSE Indicators for such fiscal year, three year period or other period as determined by the Board; and

(xii)	Such additional measures as the Committee or the Board, in its sole discretion, shall consider appropriate in the circumstances;

(f)	“Date of Termination”, as referred to in this Appendix, means, in respect of a Service Provider, the date that is the actual date the Service Provider ceases to provide services to the Corporation, regardless of the reason for the cessation of services, and not on the date of expiry of any period of reasonable notice, or statutory or common law severance period that the Corporation or Service Provider may be entitled to provide or receive;

(g)	“Disability” (i) in respect of a Service Provider that is an employee, means that such Service Provider is receiving benefits under any long term disability plan of the Corporation or an Affiliate; and (ii) in respect of a Service Provider that is not an employee, means that such Service Provider is unable to perform the material and substantial duties that such Service Provider was retained by the Corporation to perform and such inability arises due to sickness or injury;

(h)	“Double Trigger” has the meaning set forth in Section 6;

(i)	“ESG Ranking” means the environment, social and governance measure (in the environment, social and governance category) as specified in, and determined in accordance with, the LTIP Scorecard;

(j)	“Executive” means any of the Executive Chairman, Chief Executive Officer, President, Chief Financial Officer, Chief Operating Officer, Executive Vice-President, Vice President or any other executive of the Corporation or an Affiliate holding an employee position above Director level;

(k)	“First Year Amount” has the meaning set forth in Section 6(b)(ii)(A);

(l)	“FTE” in respect of a Service Provider that is an employee means full time equivalent, expressed numerically as 1.0;

(m)	“Grantee” has the meaning set forth in Section 4;

(n)	“HSE Indicators” means key leading and lagging indicators of health, safety and environment performance;

(o)	“Leave of Absence” means a voluntary and temporary absence from employment with the consent of the Corporation or an Affiliate, as applicable, during which the employment of the Grantee is continued but the Grantee does not receive employment earnings from the Corporation or any Affiliate, provided that a Leave of Absence shall not include a leave resulting from any Disability, maternity leave or parental leave;

(p)	“LTIP Multiple” means the multiple (expressed as a percentage) specified in the LTIP Scorecard corresponding to the applicable LTIP Total Score;

(q)	“LTIP Scorecard” means the long-term incentive plan scorecard as supplemented or revised from time to time;

(r)	“LTIP Total Score” means the total score (expressed as a percentage) calculated pursuant to the LTIP Scorecard;

(s)	“New Hire Award” has the meaning set forth in Section 6(b)(ii);

(t)	“Peer Comparison Group” means, generally, publicly traded issuers which are deemed to be comparable competitors of the Corporation pursuant to Vermilion’s peer group selection criteria which shall be determined from time to time by the Committee or the Board;

(u)	“Performance Based Award” means a Share Award designated as a “Performance Based Award” in the Award Agreement (as defined herein) pertaining thereto, which shall be settled on the Settlement Date(s) determined in accordance with Section 6(b), subject to adjustment pursuant to the provisions of such Section 6(b);

(v)	“Performance Factor” means the LTIP Multiple based on the LTIP Total Score determined by the Board based on an assessment of the achievement of the pre-defined Corporate Performance Measures in respect of a particular fiscal year or three year period or, in respect of a Change of Control, a particular period;

(w)	“Recycle Ratio” means the after-tax recycle ratio measure (in the operational category) as specified in, and determined in accordance with, the LTIP Scorecard;

(x)	“Reference Shares”, as referred to in this Appendix, means a bookkeeping entry recorded in the Share Award Account of each Grantee to evidence the number of Common Shares notionally covered by a Share Award, where each Reference Share has the same value as one Common Share;

(y)	“Relative Total Shareholder Return” means the relative total shareholder return measure (in the total shareholder return category) as specified in, and determined in accordance with, the LTIP Scorecard;

(z)	“Return Date” means the date on which the Grantee resumes employment with the Corporation or an Affiliate following a Leave of Absence and receives payment of employment earnings;

(aa)	“Restricted Time Based Award” means a Share Award designated as a “Restricted Time Based Award” in the Award Agreement pertaining thereto, which shall be settled on the Settlement Date(s) determined in accordance with Section 6(b), subject to adjustment pursuant to provisions of such Section 6(b);

(bb)	“Retirement” shall have such meaning as the Committee or the Board shall determine from time to time;

(cc)	“Service Provider” has the meaning set forth in Section 4;

(dd)	“Settlement Date” means, with respect to any Share Award, the date upon which such Share Award is settled in accordance with Section 6(d)(i);

(ee)	“Share Award” means the right of a Grantee to receive a payment equal to the Fair Market Value of a Common Share, subject to adjustment pursuant to the provisions of Section 6, in the manner and subject to the terms and provisions set forth in the Plan and this Appendix;

(ff)	“Share Award Account” means a bookkeeping account maintained (or caused to be maintained) by the Corporation in the name of each Grantee showing the number of Reference Shares covered by all Share Awards credited to such Grantee and whether such Share Awards are Performance Based Awards or Restricted Time Based Awards;

(gg)	“Strategic Plan” means the strategic plan and technology and innovation measure (in the strategic plan category) as specified in, and determined in accordance with, the LTIP Scorecard; and

(hh)	“Vesting Date” means, with respect to any Share Award, the date upon which such Share Award vests in accordance with the terms of the Plan and this Appendix.

3.	Administration

In addition to, and without limiting, Section 3 of the Plan, the Board or designated Committee shall have the authority in its discretion, subject to and not inconsistent with the express provisions of the Plan and this Appendix, to administer this Appendix and to exercise all the powers and authorities either specifically granted to it under the Plan and this Appendix or necessary or advisable in the administration of this Appendix, including, without limitation:

(a)	the authority to recommend grants of Share Awards;

(b)	to determine the Service Providers to whom, and the time or times at which, Share Awards shall be granted;

(c)	to determine the number of Reference Shares to be covered pursuant to each Share Award;

(d)	to approve members of the Peer Comparison Group from time to time;

(e)	to determine the Corporate Performance Measures and the Performance Factor in respect of a particular period;

(f)	to determine the terms and provisions of Award Agreements (which need not be identical) entered into in connection with Share Awards; and

(g)	to determine whether to settle any Share Award by delivery to the Grantee of such Share Award either (i) a cash payment equal to the Fair Market Value of the Reference Shares underlying such Share Award (as adjusted in accordance with the terms of this Appendix), (ii) Common Shares or (iii) a combination thereof.

The recommendations and determinations of the Committee pursuant to this Appendix shall, unless expressly authorized by the Committee’s mandate or as otherwise determined by the Board, be subject to review and approval by the Board in accordance with Section 3 of the Plan.

For greater certainty and without limiting the discretion conferred on the Committee pursuant to this Section 3, the Committee’s decision to approve the grant of a Share Award in any year shall not require the Committee to approve the grant of a Share Award to any Service Provider in any other year; nor shall the Committee’s decision with respect to the size or terms and conditions of a Share Award in any year require it to approve the grant of a Share Award of the same size or with the same terms and conditions to any Service Provider in any other year. The Committee shall not be precluded from approving the grant of a Share Award to any Service Provider solely because such Service Provider may previously have been granted a Share Award under the Plan or any other similar compensation arrangement of the Corporation or an Affiliate. No Service Provider has any claim or right to be granted a Share Award.

4.	Eligibility and Award Determination

Share Awards may only be granted to employees, Executives or Consultants of the Corporation or any Affiliate, who are providing services to the Corporation or any Affiliate on an on-going basis, or have provided or are expected to provide services to the Corporation or any Affiliate (individually, a “Service Provider” and collectively, “Service Providers”); provided, however, that the participation of a Service Provider in the Plan is voluntary.

In determining the Service Providers to whom Share Awards may be granted (individually, a “Grantee” and collectively, “Grantees”) and the number of Reference Shares to be covered by each Share Award, the Committee shall take into account such factors as it shall determine in its absolute discretion including, if so determined by the Committee, any one or more of the following factors:

(a)	compensation data for comparable benchmark positions among the Peer Comparison Group;

(b)	the duties and seniority of the Service Provider;

(c)	Corporate Performance Measures of the Corporation for the most recently completed fiscal year (or other applicable period) compared with internally established performance measures approved by the Board and/or similar performance measures of members of the Peer Comparison Group for the most recently completed fiscal year (or other applicable period), as applicable;

(d)	potential contributions to the success of the Corporation;

(e)	any cash bonus payments paid or to be paid to the Grantee in respect of his or her individual contributions and potential contributions to the success of the Corporation;

(f)	the Fair Market Value of the Common Shares at the time of such Share Award; and

(g)	such other factors as the Committee shall deem relevant in connection with accomplishing the purposes of the Plan.

5.	Common Shares Upon Settlement of Share Awards

Any Common Shares to be delivered to Grantees of Share Awards settled by delivery of Common Shares (as determined by the Board in its sole discretion) shall be, in the sole discretion of the Board, either:

(a)	acquired through the facilities of the Exchange in accordance with the by-laws, regulations and policies of the Exchange (in which case the number of Common Shares shall be unlimited as to number); or

(b)	subject to the Section 4 of the Plan, issued by the Corporation from treasury (in which case the number of Common Shares shall be limited as specified in Section 4 of the Plan).

6.	Terms and Conditions of Share Awards

Each Share Award granted under the Plan and this Appendix shall be subject to the terms and conditions of the Plan and this Appendix and evidenced by a written agreement between the Corporation and the Grantee (an “Award Agreement”), which agreement shall (i) specify that each Share Award is subject to ‘double trigger’ Change of Control vesting provisions substantially similar to the double trigger provisions of the Corporation’s executive employment agreements requiring a Change of Control and termination of employment by the Corporation or by the employee or Executive for good reason (in each case within a specified number of days) (a “Double Trigger”); and (ii) comply with, and be subject to, the requirements of the Exchange and, subject to Section 6(f), the following terms and conditions (and with such other terms and conditions not inconsistent with the terms of the Plan and this Appendix as the Committee or the Board, in its discretion, shall establish):

(a)	Number of Reference Shares Underlying Share Awards – The Committee shall determine the number of Reference Shares to be awarded to a Grantee pursuant to the Share Award in accordance with the provisions set forth in Section 4 and shall designate such award as either a “Restricted Time Based Award” or a “Performance Based Award”, as applicable, in the Award Agreement relating thereto in accordance with the provisions of this Section 6(a); provided however, that, assuming the Board exercises its discretion to settle all Share Awards by way of delivery of Common Shares, no one Service Provider may be granted any Share Award which, together with all Share Awards then held by such Grantee, would entitle such Grantee to receive a number of Common Shares which exceeds the Insider Participation Limit. Share Awards granted to Executives shall at all times be designated 100% as Performance Based Awards. The First Year Amount of New Hire Awards granted to Grantees (other than Executives) shall at all times be designated 100% as Restricted Time Based Awards. Grantees (other than Executives) of Share Awards shall be permitted to designate the applicable Share Award (other than the First Year Amount of New Hire Awards) as between a Performance Based Award or a Restricted Time Based Award either: (i) 100% as a Performance Based Award; or (ii) 75% as a Performance Based Award and 25% as a Restricted Time Based Award, provided that if any such Grantee fails to designate a particular Share Award then such Share Award shall be designated 75% as a Performance Based Award and 25% as a Restricted Time Based Award. The Share Award designation shall be reflected in the Grantee’s Award Agreement. At the time of award, the Committee shall establish (or cause to be established) a Share Award Account for such Grantee and the number of Reference Shares underlying the Share Award will be credited to such account and thereafter shall be adjusted by the Adjustment Ratio, and, if applicable, for changes to FTE status as set forth in Section 6(e).

(b)	Vesting

(i)	Subject to Section 6(f), and except as provided in Section 6(b)(ii), with respect to any Share Award, the Vesting Date for a Share Award shall occur on April 1 of the third year following the date of the Share Award. Upon the vesting of a Share Award, all of the Reference Shares underlying either a Performance Based Award or a Restricted Time Based Award credited to the Grantee’s Share Award Account in respect of that Share Award (as adjusted by the Adjustment Ratio (as set forth in Section 6(a)), and, if applicable, for changes to FTE status (as set forth in Section 6(e)) shall vest and be settled in accordance with Sections 6(c) and 6(d), multiplied in the case of a Performance Based Award by the Performance Factor. In the event of the occurrence of a Double Trigger prior to any Vesting Date, that number of Reference Shares underlying either a Performance Based Award or a Restricted Time Based Award equal to all Reference Shares credited to the Grantee’s Share Award Account (as adjusted by the Adjustment Ratio (as set forth in Section 6(a)), and, if applicable, for changes to FTE status (as set forth in Section 6(e)) shall vest on the Date of Termination, and be settled in accordance with Sections 6(c) and 6(d) and, in the case of a Performance Based Award, the Board shall determine the applicable Performance Factor for all Performance Based Awards in accordance with the LTIP Scorecard in effect prior to the Change of Control applied in a manner consistent with its application prior to the Change of Control. In the event of the occurrence of an Unsolicited Bid prior to any Vesting Date, that number of Reference Shares underlying either a Performance Based Award or a Restricted Time Based Award equal to all Reference Shares credited to the Grantee’s Share Award Account (as adjusted by the Adjustment Ratio (as set forth in Section 6(a)), and, if applicable, for changes to FTE status (as set forth in Section 6(e)), shall vest immediately prior to the effective time of an Unsolicited Bid and be settled in accordance with Sections 6(c) and 6(d) and, in the case of a Performance Based Award, the Board shall in its sole discretion, determine the applicable Performance Factor for all Performance Based Awards having regard to the LTIP Scorecard in effect prior to the Unsolicited Bid.

(ii)	Subject to Section 6(f), with respect to any Share Award granted to a Service Provider in the first year of service (a “New Hire Award”), or granted to a Service Provider from time to time as a result of a promotion or in special circumstances, the Vesting Dates for such Share Award shall be as determined by the Committee at the time of entering into of the Award Agreement, and in the absence of any other determination, the default Vesting Dates shall be as follows:

(A)	on (1) April 1 (in respect of any New Hire Award or promotion Share Award or special circumstances Share Award granted in the first quarter or second quarter of a calendar year); or (2) on October 1 (in respect of any New Hire Award or promotion Share Award or special circumstances Share Award granted in the third quarter or fourth quarter of a calendar year), in either case, of the first year following the date of the Share Award (the “First Vesting Date”), 33 1/3% (or such other percentage pro-rated to give effect to the date of the grant of the Share Award as set forth in the Service Provider’s Award Agreement) (the “First Year Amount”) of the Reference Shares underlying a Restricted Time Based Award (in respect of a New Hire Award), or either a Performance Based Award or a Performance Based Award and a Restricted Time Based Award (in respect of a promotion or special circumstances Share Award), credited to the Grantee’s Share Award Account with respect to such Share Award (as adjusted by the Adjustment Ratio (as set forth in Section 6(a)), and, if applicable, for changes to FTE status (as set forth in Section 6(e)), multiplied in the case of a Performance Based Award by the Performance Factor determined in accordance with the applicable LTIP Scorecard, shall vest and be settled in accordance with Sections 6(c) and 6(d) (the “First Vesting”);

(B)	on (1) April 1 (in respect of any New Hire Award or promotion Share Award or special circumstances Share Award granted in the first quarter or second quarter of a calendar year); or (2) on October 1 (in respect of any New Hire Award or promotion Share Award or special circumstances Share Award granted in the third quarter or fourth quarter of a calendar year), in either case, of the second year following the date of the Share Award (the “Second Vesting Date”), 33 1/3% (or such other percentage pro-rated to give effect to the date of the grant of the Share Award as set forth in the Service Provider’s Award Agreement) of the Reference Shares underlying either a Performance Based Award or a Restricted Time Based Award credited to the Grantee’s Share Award Account with respect to such Share Award (as adjusted by the Adjustment Ratio (as set forth in Section 6(a)), and, if applicable, for changes to FTE status (as set forth in Section 6(e)), multiplied in the case of a Performance Based Award by the Performance Factor determined in accordance with the applicable LTIP Scorecard, shall vest and be settled in accordance with Sections 6(c) and 6(d) (the “Second Vesting”);

(C)	on (1) April 1 (in respect of any New Hire Award or promotion Share Award or special circumstances Share Award granted in the first quarter or second quarter of a calendar year); or (2) on October 1 (in respect of any New Hire Award or promotion Share Award or special circumstances Share Award granted in the third quarter or fourth quarter of a calendar year), in either case, of the third year following the date of the Share Award (the “Third Vesting Date”), 33 1/3% (or such other percentage pro-rated to give effect to the date of the grant of the Share Award as set forth in the Service Provider’s Award Agreement) of the Reference Shares underlying either a Performance Based Award or a Restricted Time Based Award credited to the Grantee’s Share Award Account with respect to such Share Award (as adjusted by the Adjustment Ratio (as set forth in Section 6(a)), and, if applicable, for changes to FTE status (as set forth in Section 6(e)), multiplied in the case of a Performance Based Award by the Performance Factor determined in accordance with the applicable LTIP Scorecard, shall vest and be settled in accordance with Sections 6(c) and 6(d) (the “Third Vesting”);

provided, however: (1) that in the event of the occurrence of a Double Trigger prior to any Vesting Date determined in accordance with provisions of this Section 6(b)(ii), that number of Reference Shares underlying either a Performance Based Award or a Restricted Time Based Award equal to all Reference Shares credited to the Grantee’s Share Award Account (as adjusted by the Adjustment Ratio (as set forth in Section 6(a)), and, if applicable, for changes to FTE status (as set forth in Section 6(e)) shall vest on the earlier of: (i) the next applicable Vesting Date determined in accordance with the above provisions, or (ii) the Date of Termination, and be settled in accordance with Sections 6(c) and 6(d) and, in the case of a Performance Based Award, the Board shall determine the applicable Performance Factor for all Performance Based Awards in accordance with the LTIP Scorecard in effect prior to the Change of Control applied in a manner consistent with its application prior to the Change of Control; or (2) that in the event of the occurrence of an Unsolicited Bid prior to any Vesting Date determined in accordance with provisions of this Section 6(b)(ii), that number of Reference Shares underlying either a Performance Based Award or a Restricted Time Based Award equal to all Reference Shares credited to the Grantee’s Share Award Account (as adjusted by the Adjustment Ratio (as set forth in Section 6(a)), and, if applicable, for changes to FTE status (as set forth in Section 6(e)) that have not yet vested at such time shall vest on the earlier of: (i) the next applicable Vesting Date determined in accordance with the above provisions, or (ii) immediately prior to the effective time of the Unsolicited Bid and be settled in accordance with Sections 6(c) and 6(d) and, in the case of a Performance Based Award, the Board shall in its sole discretion, determine the applicable Performance Factor for all Performance Based Awards having regard to the LTIP Scorecard in effect prior to the Unsolicited Bid.

For greater certainty, the occurrence of a Double Trigger in respect of a particular Grantee shall be governed by and determined in accordance with the applicable Award Agreement.

(c)	Determination of Performance Factor

(i)	Prior to the Vesting Date in respect of any Performance Based Award, the Board shall assess the performance of the Corporation and determine the applicable Performance Factor for the applicable fiscal year, three year period or other period. The weighting of the individual measures comprising the Corporate Performance Measures shall be (i) the applicable weighting for the measures specified in the LTIP Scorecard, subject to Board discretion to adjust such weighting(s) having regard to the principal purposes of the Plan; and (ii) determined by the Board in its sole discretion having regard to the principal purposes of the Plan for measures not specified in the LTIP Scorecard, and upon the assessment of all Corporate Performance Measures the Board shall determine the LTIP Total Score. The applicable Performance Factor in respect of the LTIP Total Score shall be as set forth in the LTIP Scorecard.

(ii)	A Performance Factor shall be established in accordance with Section 6(c)(i).

(A)	In respect of a Performance Based Award that vests in accordance with Section 6(b)(i), the Performance Factor determined in respect of the three fiscal years preceding the Vesting Date in accordance with the applicable LTIP Scorecard shall be applied to such Share Awards to determine the amount of cash payable or the number of Common Shares deliverable, as the case may be, on the settlement of such Share Award in accordance with the terms hereof. In the event of a Change of Control or an Unsolicited Bid in respect of a Performance Based Award that vests in accordance with Section 6(b)(i), the Performance Factor determined in respect of the fiscal years or other period preceding the Vesting Date and the period prior to the Change of Control or an Unsolicited Bid in accordance with the applicable LTIP Scorecard shall be applied to such Share Awards to determine the amount of cash payable or the number of Common Shares deliverable, as the case may be, on the settlement of such Share Award in connection with the Change of Control or an Unsolicited Bid.

(B)	In respect of a Performance Based Award that vests in accordance with:

a.	Section 6(b)(ii)(A), the Performance Factor determined in accordance with the applicable LTIP Scorecard shall be applied to such Share Awards to determine the amount of cash payable or the number of Common Shares deliverable, as the case may be, pursuant to such Share Award on the Vesting Date;

b.	Section 6(b)(ii)(B), the Performance Factor determined in accordance with the applicable LTIP Scorecard shall be applied to such Share Awards to determine the amount of cash payable or the number of Common Shares deliverable, as the case may be, pursuant to such Share Award on the Vesting Date; and

c.	Section 6(b)(ii)(C), the Performance Factor determined in accordance with the applicable LTIP Scorecard shall be applied to such Share Awards to determine the amount of cash payable or the number of Common Shares deliverable, as the case may be, pursuant to such Share Award on the Vesting Date.

(C)	In the event of a Change of Control or an Unsolicited Bid in respect of a Performance Based Award that vests in accordance with Section 6(b)(ii), the Performance Factor determined in respect of the fiscal years or other period preceding the Vesting Date and the period prior to the Change of Control or an Unsolicited Bid in accordance with the applicable LTIP Scorecard shall be applied to such Share Awards to determine the amount of cash payable or the number of Common Shares deliverable, as the case may be, pursuant to such Share Award in connection with the Change of Control or an Unsolicited Bid.

(d)	Payment in Respect of Share Awards

(i)	Subject to the restriction on discretion during a Black-Out Period below and subject to Section 11 of the Plan, payment in respect of Share Awards that have vested shall be made, at the election of the Board at any time prior to the Settlement Date, by way of (A) delivering Common Shares to the Grantee, (B) making a cash payment to the Grantee equal to the aggregate Fair Market Value of such Common Shares or (C) a combination thereof, in each case as soon as practicable and in any event within 2.5 months after the Vesting Date; provided that in the event of an Unsolicited Bid or a Change of Control, as determined by the Board, in its sole discretion, the Share Awards that vest in accordance with Section 6(b)(i) or Section 6(b)(ii) shall be settled, at the election of the Board at any time prior to the Settlement Date, by way of (D) delivering Common Shares to the Grantee, (E) making a cash payment to the Grantee equal to the aggregate Fair Market Value of such Common Shares or (F) a combination thereof on the effective date of the Unsolicited Bid or Change of Control, as applicable, and, in all events, such delivery or payment shall be made no later than December 31 of the third year following the year in which the Share Award was granted. In all cases, settlement of the Share Awards that have vested shall be in consideration for the surrender by the Grantee to the Corporation of the vested Share Awards. For greater certainty and notwithstanding anything else to the contrary, the Board shall have complete discretion to determine whether to settle Share Awards in cash, in Common Shares or in any combination of cash and Common Shares and may exercise its discretion at any time prior to the Settlement Date of a Share Award.

(ii)	Subject to Section 11 of the Plan, in the event the Board exercises its discretion to settle a Share Award by delivery of Common Shares, the aggregate number of Common Shares to be delivered to the Grantee of such Share Award in respect of any Settlement Date shall be equal to the number of Reference Shares underlying the Share Award that have vested under such Share Award (as adjusted pursuant to the Plan and this Appendix), and where such delivery would result in the issuance of a fractional Common Share (A) and the Common Shares are delivered to a Grantee’s Share Award Account, the number of Common Shares may be delivered as fractional Common Shares; or (B) the Common Shares are delivered (or subsequently transferred) to an account other than a Grantee’s Share Award Account, fractional Common Shares shall be administered in accordance with Section 6(h). For greater certainty and notwithstanding anything else contained herein, a Grantee does not have a right to receive, or cause the Corporation to issue, Common Shares in settlement of any Share Awards, as the Board shall have complete discretion to determine whether to settle Share Awards in cash, in Common Shares or in any combination of cash and Common Shares and may exercise its discretion at any time prior to the Settlement Date of a Share Award.

(iii)	Subject to Section 11 of the Plan, for any Vesting Date that occurs during a Black-Out Period, payment in respect of Share Awards that have vested shall be made by delivering cash in accordance with Section 6(d)(i) above, provided that if the Board wishes to retain the discretion to settle the Share Awards in Common Shares then, notwithstanding anything else contained in this Section 6, the Vesting Date of such Share Awards shall be ten (10) business days from the date any Black-Out Period ends.

(e)	Change to Status – The number of Reference Shares underlying a Share Award granted in any applicable year (having regard to the grant cycle and not based on a calendar year) shall be adjusted so often as required for changes to FTE status during such period, such adjustments to be made in accordance with the applicable policies of the Corporation.

(f)	[reserved]

(g)	Termination of Relationship as Service Provider – Unless otherwise provided in an Award Agreement pertaining to a particular Share Award or any written agreement governing a Grantee’s role as a Service Provider, the following provisions shall apply in the event that a Grantee ceases to be a Service Provider:

(i)	Voluntary Resignation or Retirement – Subject to any applicable retirement policy of the Corporation, if a Grantee voluntarily ceases to be a Service Provider for any reason, including as a result of a reduction in salary, material diminishment of the Grantee’s responsibilities, authority, title or office or any other material and adverse change to the Grantee’s benefits, or for any other reason other than due to the Disability or death of such Grantee, effective on the Date of Termination, all outstanding Award Agreements and all unvested Share Awards credited to a Grantee’s Share Award Account shall be terminated, and all rights to receive payment from the Corporation thereunder (whether in cash or Common Shares or any combination thereof) shall be forfeited by the Grantee, and the Grantee shall not be entitled to receive any payment (whether in cash or Common Shares or any combination thereof) or any other compensation in lieu thereof; provided, however, that notwithstanding the foregoing, unvested Share Awards credited to a Grantee’s Share Award Account shall not be affected by a change of employment or term of office or appointment within or among the Corporation or an Affiliate so long as the Grantee continues to be a Service Provider.

(ii)	Termination not for cause – If a Grantee ceases to be a Service Provider as a result of being terminated for any reason other than a termination for cause, effective on the Date of Termination, and not on the date of expiry of any period of reasonable notice, or statutory or common law severance period that the Corporation may be required to provide to the Service Provider, all Share Awards (whether in whole or in part) credited to a Grantee’s Share Award Account that do not vest within 90 days of the Date of Termination (and all outstanding Award Agreements relating thereto) shall immediately terminate and all rights to receive a payment from the Corporation thereunder (whether in cash or Common Shares or any combination thereof) shall be forfeited by the Grantee, and the Grantee shall not be entitled to receive any payment (whether in cash or Common Shares or any combination thereof) or any other compensation in lieu thereof. Share Awards (whether in whole or in part) credited to a Grantee’s Share Award Account that, as of the Date of Termination, vest within 90 days of the Date of Termination (and Award Agreements relating thereto), and not on the date of expiry of any period of reasonable notice, or statutory or common law severance period that the Corporation may be required to provide to the Service Provider, shall not be subject to the foregoing immediate termination. For clarity, during the 90 day period following the Date of Termination and any notice period thereafter (whether actual or compensated in lieu thereof) the Grantee shall not be entitled to pro-rated vesting of any Share Awards and the Plan shall not be used for the purposes of calculating any entitlements of a Service Provider after the termination of their relationship with the Corporation, including, but not limited to, severance pay, pay in lieu of notice or any other termination entitlement whatsoever.

(iii)	Termination for cause – If a Grantee ceases to be a Service Provider as a result of termination for cause, effective on the Date of Termination, all outstanding Award Agreements and unvested Share Awards held by such Grantee shall be terminated and all rights to receive a payment from the Corporation thereunder (whether in cash or Common Shares or any combination thereof) shall be forfeited by the Grantee, and the Grantee shall not be entitled to receive any payment (whether in cash or Common Shares or any combination thereof) or any other compensation in lieu thereof.

(iv)	Disability – The cessation of a Grantee’s relationship as a Service Provider as a result of such Grantee’s Disability shall not affect any Share Awards granted to such Grantee under the Award Plan which will continue to vest in accordance with the terms of the Award Plan.

(v)	Leave of Absence - If a Grantee takes a Leave of Absence the vesting of all Share Awards which are unvested as of the first day of such Leave of Absence shall be suspended until the Return Date, and following the Return Date the terms of vesting pertaining to such Share Awards shall be amended such that the unvested Share Awards shall then become vested on a date which is calculated by taking the Vesting Date and extending such date by the period of the Leave of Absence, provided that, in all events, such Share Awards shall vest on a date such that, in respect of Share Awards that have vested, payment is made in accordance with Section 6(d)(i).

(vi)	Death – If a Grantee ceases to be a Service Provider as a result of such Grantee’s death, the Vesting Date for Reference Shares underlying all Share Awards credited to a Grantee’s Share Award Account shall be as of the date of such Grantee’s death, provided that the Committee, taking into consideration the performance of the Corporation since the date of grant of the Share Award(s), may determine in their sole discretion the Performance Factor to be applied and the number of Reference Shares underlying all Share Awards which will vest.

(h)	Fractions - Where the Board exercises its discretion to settle a Share Award by way of delivery of Common Shares and the determination of the number of Common Shares to be delivered to a Grantee pursuant to a Share Award in respect of a particular Settlement Date (or subsequently transferred from a Share Award Account) would result in the issuance of a fractional Common Share, the number of fractional Common Shares deliverable on the Settlement Date (or subsequently transferred from the Share Award Account) shall be rounded down to the next whole number of Common Shares and a cash payment shall be made to the Grantee in lieu of any such fractional interest in a Common Share being issued.

(i)	Black-Out Periods - If the exemption from insider trading rules for participation in an “automatic plan” ceases to exist and in the event that the date determined by the Board on which Share Awards will vest falls during, or within the five trading day period immediately following, a Black-Out Period (not including Black-Out Periods imposed due to a cease trade order), then the vesting date of the Share Awards shall be ten (10) business days from the date any Black-Out Period ends.

APPENDIX B - DSUs

In addition to the provisions of the Plan, the provisions of this Appendix shall apply to DSUs.

1.	Purpose

DSUs form an integral component of the Plan as specified in Section 1 of the Plan.

2.	Definitions

Capitalized terms referred to in this Appendix and not otherwise defined in the Plan have the following meanings:

(a)	“Adjustment Ratio” means, with respect to any DSUs, the ratio used on each Dividend Payment Date to adjust the number of Reference Shares underlying a DSU in accordance with the terms of the Plan; and, in respect of each DSU, the Adjustment Ratio shall initially be equal to one, and shall be cumulatively adjusted thereafter on each Dividend Payment Date by increasing the Adjustment Ratio on each Dividend Payment Date by an amount, rounded to the nearest six decimal places, equal to a fraction having as its numerator the Dividend, expressed as an amount per Common Share, paid on that Dividend Payment Date, and having as its denominator the Average Market Price;

(b)	“Annual Retainer” means the aggregate dollar amount of annual retainer(s) payable to a Designated Participant;

(c)	“Date of Termination”, as referred to in this Appendix, means the actual date a Designated Participant ceases to be a director of, or non-employee service provider to, the Corporation or any Affiliate, as applicable;

(d)	“Deferred Share Unit” or “DSU” means a unit designated as a deferred share unit representing a right to receive a payment equal to the Fair Market Value of a Common Share, in the manner and subject to the terms and provisions set forth in the Plan;

(e)	“Designated Participant” means each Director, the Corporate Secretary of the Corporation, and any other non-employee service providers of the Corporation or any Affiliate designated by the Board to participate in the Plan and who are to receive an Annual Retainer;

(f)	“DSU Account” means a bookkeeping account maintained by the Corporation in the name of each Designated Participant showing the number of DSUs credited to such Designated Participant that have not been redeemed or terminated in accordance with the terms of the Plan;

(g)	“Election Form” has the meaning set forth in Section 4(b);

(h)	“Exchange” means: (i) in respect of a Designated Participant that is not a resident of the United States, the TSX (or if the Common Shares are not then listed on the TSX, such other stock exchange on which the Common Shares are then listed and posted for trading from time to time); or (ii) in respect of a Designated Participant that is a resident of the United States, the NYSE (or if the Common Shares are not then listed and posted for trading on the NYSE, the TSX);

(i)	“Grant Date”, as referred to in this Appendix, means the date determined as the date of the annual DSU grant to a Designated Participant subject to the provisions of the Plan;

(j)	“Meeting Fees” means any meeting fees payable to a Designated Participant;

(k)	“NYSE” means the New York Stock Exchange;

(l)	“Redemption Date” has the meaning set forth in Section 5(d)(i);

(m)	“Redemption Deadline” has the meaning set forth in Section 5(d)(ii);

(n)	“Redemption Notice” has the meaning set forth in Section 5(d)(i);

(o)	“Reference Shares”, as referred to in this Appendix, means a bookkeeping entry recorded in the DSU Account of each Designated Participant to evidence the number of Common Shares notionally covered by a DSU, where each Reference Share has the same value as one Common Share;

(p)	“Share Ownership Requirement” means the share ownership requirement specified in the policies of the Corporation (as may be revised from time to time by the Board) applicable to the particular Designated Participant;

(q)	“U.S. Participant” has the meaning set forth in the U.S. Terms and Conditions; and

(r)	“U.S. Terms and Conditions” means the additional terms and conditions for U.S. Participants attached hereto as Schedule B3.

3.	Administration

In addition to, and without limiting, Section 3 of the Plan, the Committee shall have the authority in its discretion, subject to and not inconsistent with the express provisions of the Plan and this Appendix, to administer this Appendix and to exercise all the powers and authorities either specifically granted to it under the Plan and this Appendix or necessary or advisable in the administration of this Appendix, including, without limitation:

(a)	the authority to recommend grants of DSUs;

(b)	to determine the Designated Participants to whom, and the date on which, DSUs shall be granted annually in accordance with the Plan; and

(c)	to determine whether to settle any DSUs by delivery to the Designated Participants either (i) a cash payment equal to the Fair Market Value of the Reference Shares underlying such DSU (as adjusted in accordance with the terms of this Appendix), (ii) Common Shares or (iii) a combination thereof.

The recommendations and determinations of the Committee pursuant to this Appendix shall be subject to review and approval by the Board pursuant to Section 3 of the Plan.

4.	Elections

(a)	Subject to Section 4(d) and any other requirement imposed on a Designated Participant by the Board to receive a specified value or specified minimum value of his or her Annual Retainer in the form of DSUs, a Designated Participant shall elect to receive such Annual Retainer, and, to the extent applicable, any Meeting Fees, in the form of DSUs or cash or a combination thereof as provided in Section 4(b).

(b)	A Designated Participant shall, in respect of each particular calendar year and the Annual Retainer for that year, elect by delivering to the Corporation a written notice in the form of Schedule B1 attached hereto (the “Election Notice”) specifying an amount (expressed as a percentage) of the Annual Retainer to be received by such Designated Participant in that particular calendar year in the form of DSUs or cash or a combination thereof. In the case of an existing Designated Participant, an Election Notice must be completed, signed and delivered to the Corporation by no later than the last Business Day prior to the end of the calendar year preceding the calendar year to which such election is to apply. In the case of a newly appointed or elected Director or other new Designated Participant, an Election Notice must be completed, signed and delivered to the Corporation as soon as possible, and, in any event, on or before the earlier of: (i) the last day of the quarter in which such new Designated Participant is appointed or elected; and (ii) 30 days of the Designated Participant’s appointment or election, with such Election Notice to be effective as of the appointment or election date (with DSUs to be credited on the grant date immediately following the date on which the Designated Participant is appointed or elected) and shall continue in effect until the last day of the calendar year in which such new Designated Participant is appointed or elected. The foregoing provisions of this subsection (b) shall similarly apply to any Meeting Fees that may be payable from time to time to the Designated Participant. Notwithstanding any other provision of the Plan, if a Black-Out Period is in effect, a Designated Participant may not deliver an Election Notice until the first day immediately following the expiration of the Black-Out Period.

(c)	In the event that a Designated Participant fails to deliver an Election Notice to the Corporation by the applicable deadline set forth in Section 4(b) above, including as a result of being unable to deliver an Election Notice during a Black-Out Period, such Designated Participant shall be deemed to have elected the same allocation of compensation as was elected for the preceding year or the allocation required pursuant to Section 4(d) below, whichever is greater. In the event that no election was made in the preceding year, the Designated Participant shall be deemed to have elected to receive one hundred percent (100%) of the Designated Participant’s Annual Retainer for the applicable year in the form of DSUs, and, where applicable, Meeting Fees for the applicable year in the form of cash.

(d)	If a Designated Participant is subject to Share Ownership Requirement and has not yet met the Share Ownership Requirement, that Designated Participant is required to elect to receive a minimum of 50% of his or her Annual Retainer in the form of DSUs. If a Designated Participant is subject to Share Ownership Requirement and has met the Share Ownership Requirement, such Designated Participant is required to elect to receive a minimum of 25% of his or her Annual Retainer in the form of DSUs.

(e)	A Designated Participant shall, for any particular calendar year, only file one Election Notice in respect of his or her Annual Retainer, and, to the extent applicable, one Election Notice in respect of his or her Meeting Fees, which Election Notice(s) shall be irrevocable for that particular calendar year.

(f)	If a Designated Participant elects to receive any portion of his or her Annual Retainer, or elects, or is deemed to have elected, to receive, to the extent applicable, Meeting Fees, in the form of cash, any cash, less the amount of cash withheld pursuant to Section 11 of the Plan, shall be paid by the Corporation to the Designated Participant on a quarterly basis in arrears determined as of the last day of each calendar quarter (except in the case of the last calendar quarter, where such determination shall be made as of December 15) and, in respect of a particular Designated Participant, prorated in and for the calendar quarter in which that particular Designated Participant was newly appointed or elected or ceased to be a Designated Participant (for the period during that quarter such Designated Participant served as a Designated Participant).

5.	Terms and Conditions of DSUs

Each DSU granted under the Plan and this Appendix shall be subject to the terms and conditions of the Plan and this Appendix (and where the Designated Participant is a U.S. Participant, the U.S. Terms and Conditions), and shall comply with and be subject to the requirements of the Exchange and the following terms and conditions (and with such other terms and conditions not inconsistent with the terms of the Plan and this Appendix as the Committee or the Board, in its discretion, shall establish):

(a)	DSU Account

(i)	The Corporation shall at all times maintain or cause to be maintained a DSU Account for each Designated Participant.

(ii)	The annual DSU grant to a Designated Participant shall, subject to proration as set forth in Section 5(a)(iii) below, be credited to a DSU Account on an annual basis in each year in which a Designated Participant is granted DSUs (subject to Section 5(a)(iv)) on April 1 (or if such date falls on a day that is not a Business Day, on the Business Day immediately preceding or following such date (as the Corporation may determine)), and until earned (either in full or on a prorated basis as set forth in Section 5(a)(iii) and Section 5(a)(iv) below) a Designated Participant shall have no ownership rights to or in any such DSUs.

(iii)	The number of DSUs to be credited to a Designated Participant’s DSU Account as of the Grant Date shall be determined by dividing the portion of the Designated Participant’s Annual Retainer for the applicable calendar year elected to be received in the form of DSUs (expressed as a dollar amount) by the Fair Market Value per Common Share on the Grant Date. In the case of a particular Designated Participant who is newly appointed or elected, or who ceases to be a Designated Participant during the calendar year, the number of DSUs to be credited shall be prorated based on the portion of the year such individual served as a Designated Participant (subject to Section 5(a)(iv)), and, other than with respect to such prorated DSUs, all rights to any remaining DSUs to be credited to that Designated Participant shall terminate and be forfeited by that Designated Participant and the Designated Participant shall not be entitled to receive any payment or other compensation in lieu thereof. For greater certainty, to the extent DSUs have already been credited in excess of the prorated entitlement of a Designated Participant who ceases to serve during the calendar year, the Corporation shall have the right to cancel such excess DSUs without compensation. In all cases, the DSUs granted shall have the same value on the Grant Date as the cash amount of the Designated Participant’s Annual Retainer for which such DSUs are granted. The foregoing provisions of this subsection (iii) shall similarly apply to any Meeting Fees payable to the Designated Participant and elected to be received in the form of DSUs.

(iv)	Where (A) a Designated Participant has advised the Corporation in advance that the Designated Participant will cease to be a Designated Participant during the calendar year; and (B) the Fair Market Value per Common Share on the Grant Date has been determined and is available prior to the Participant’s departure, the Corporation may grant (but shall not be obligated to), on the next applicable Grant Date, to such Designated Participant’s DSU Account the prorated number of DSUs corresponding to the portion of the calendar year during which such Designated Participant will serve. If the Corporation does not credit the prorated number of DSUs prior to the Participant’s departure pursuant to this Section 5(a)(iv), such DSUs will be credited on the next applicable Grant Date in accordance with Section 5(a)(iii). To the extent DSUs are granted in advance and the Designated Participant ceases to serve before the end of the calendar year, the Corporation shall have the right to cancel unearned DSUs or require the repayment of their value. The provisions of Section 5(a)(iii) shall govern all rights to any remaining DSUs and any payment or other compensation in lieu thereof.

(v)	The annual DSU grant to a Designated Participant shall, subject to proration as set forth in Section 5(a)(iii), be credited in full to a DSU Account on April 1 of each year (or if such date falls on a day that is not a Business Day, on the Business Day immediately preceding or following such date, as the Corporation may determine). Notwithstanding such crediting, all DSUs remain subject to the terms of the Plan, and the Corporation expressly reserves the right to cancel, forfeit or claw back any DSUs (in whole or in part) that are unearned or attributable to a period of service not completed in the event a Designated Participant resigns, retires, steps down, or is terminated for any reason prior to the applicable vesting or redemption date.

(b)	Number of Common Shares Issuable Pursuant to DSUs

(i)	Notwithstanding the election made, or deemed to have been made, by a Designated Participant pursuant to Section 4, no one Designated Participant may be granted any DSUs which, together with all DSUs then held by such Designated Participant, would entitle such Designated Participant to receive a number of Common Shares which exceeds the Insider Participation Limit (assuming the Board exercises its discretion to settle all DSUs by way of delivery of Common Shares).

(ii)	Any Common Shares to be delivered to a Designated Participant on a Redemption Date in satisfaction of a DSU that is settled by delivery of Common Shares (as determined by the Board in its sole discretion) shall be, in the sole discretion of the Board, either:

(A)	acquired through the facilities of the applicable Exchange; or

(B)	subject to Section 4 of the Plan, issued by the Corporation from treasury (in which case the number of Common Shares shall be limited as specified in Section 4 of the Plan).

(c)	Vesting – DSUs will be fully vested upon being credited to a Designated Participant’s DSU Account in accordance with Section 5(a), and the Designated Participant’s entitlement to receive such DSUs shall not be subject to satisfaction of any requirements as to any minimum period of membership on the Board. Notwithstanding the foregoing, to the extent DSUs are granted in advance and the Designated Participant ceases to serve before the end of the applicable calendar year, the Corporation shall have the right to cancel or recover any unearned portion of such DSUs or the value thereof, as determined by the Committee.

(d)	Redemption of DSUs

(i)	At any date prior to a Designated Participant’s Date of Termination or up to 30 days following termination (or, where the Designated Participant is a U.S. Participant, by the prescribed date in the U.S. Terms and Conditions), a Designated Participant (or the legal representative in the case of a deceased Designated Participant) may elect up to two separate dates as of which either a portion (specified in whole percentages or number of DSUs) or all of the DSUs credited to that Designated Participant’s DSU Account shall be redeemed (each such date being a “Redemption Date”) by filing with the Corporation, where the Designated Participant is not a U.S. Participant, a written notice in the form of Schedule B2 attached hereto, and where the Designated Participant is a U.S. Participant, a written notice in the form of Exhibit A to Schedule B3 attached hereto (in either case, a “Redemption Notice”). A Designated Participant who wishes to elect two separate Redemption Dates may complete one Redemption Notice specifying both Redemption Dates, or may file two separate Redemption Notices, and in either case such Redemption Notice(s) shall be filed with the Corporation on a timely basis and, in any event, no later than 30 days following the Designated Participant’s Date of Termination (or, where the Designated Participant is a U.S. Participant, by the prescribed date in the U.S. Terms and Conditions). Notwithstanding any other provision of the Plan, if a Black-Out Period is in effect, a Designated Participant may not deliver a Redemption Notice until the first day immediately following the expiration of the Black-Out Period.

(ii)	Notwithstanding anything under the Plan or this Appendix, no Redemption Date elected by a Designated Participant pursuant to Section 5(d)(i) shall:

(A)	be prior to 10 days after that Designated Participant’s Date of Termination;

(B)	fall within a Black-Out Period that commenced prior to the Designated Participant’s Date of Termination;

(C)	be later than December 15 of the next calendar year after that Designated Participant’s Date of Termination (the “Redemption Deadline”); or

(D)	be before the date on which such Redemption Notice is filed with the Corporation.

(iii)	If a Designated Participant fails to file a Redemption Notice within the period specified in Section 5(d)(i) (or, where the Designated Participant is a U.S. Participant, by the prescribed date in the U.S. Terms and Conditions) or fails to elect a Redemption Date(s) within the parameters specified in Section 5(d)(ii), as the case may be, such Designated Participant will be deemed to have filed a single Redemption Notice electing to redeem all of the DSUs credited to that Designated Participant’s DSU Account on a single Redemption Date which shall, subject to Section 5(d)(vi), be the date which is six months after that Designated Participant’s Date of Termination.

(iv)	As of and effective upon the date that is as soon as practicable after a Redemption Date and in any event no later than the applicable Redemption Deadline, the Corporation shall, subject to Section 5(d)(v), Section 5(d)(vi) and Section 11 of the Plan, satisfy the DSUs to be redeemed on the Redemption Date by, at the election of the Board at any time prior to the date of payment, (A) delivery of an aggregate number of Common Shares equal to the number of DSUs credited to the applicable Designated Participant’s DSU Account as of the Redemption Date (as adjusted pursuant to this Appendix); (B) making a cash payment equal to the aggregate Fair Market Value of such Common Shares as at the Redemption Date or (C) a combination thereof, in each case in consideration for the surrender by the Designated Participant to the Corporation of the DSUs.

(v)	Subject to Section 5(d)(vi) and Section 11 of the Plan, the restriction on discretion during a Black-Out Period below, and, where the Designated Participant is a U.S. Participant, the U.S. Terms and Conditions, the Board may elect in its sole discretion in respect of any Redemption Date (other than a Redemption Date that occurs during a Black-Out Period in which case no discretion shall be exercisable and payment in respect of the applicable DSUs shall be made by delivering a cash payment in accordance with Section 5(d)(iv) above), to deliver or pay (as applicable) on the Redemption Date to the Designated Participant to whom such DSUs were granted (A) the number of Common Shares (issued from treasury) equal to the number of DSUs credited to the Designated Participant’s DSU Account as of the Redemption Date (as adjusted pursuant to this Appendix); (B) a cash amount equal to the aggregate Fair Market Value of such Common Shares as at the Redemption Date; or (C) a combination thereof, in each case in consideration for the surrender by the Designated Participant to the Corporation of the DSUs.

(vi)	Notwithstanding any other provision of the Plan and this Appendix, all amounts payable to, or in respect of, a Designated Participant hereunder, including, without limitation, delivery of Common Shares or a cash payment, shall be paid on or before the Redemption Deadline.

(vii)	For greater certainty, the Board shall have complete discretion to elect whether to settle DSUs in cash, in Common Shares or in any combination of cash and Common Shares and may exercise its discretion at any time prior to the date upon which DSUs are settled. Where the Board exercises its discretion to issue Common Shares upon settlement of DSUs granted to a Designated Participant resident in the United States of America, such issuance shall be contingent upon receipt of completed representations as set forth in Schedule B4 attached hereto.

(e)	Fractions - Where the Board exercises its discretion to settle a DSU by way of delivery of Common Shares and the determination of the number of Common Shares to be delivered to a Designated Participant pursuant to a DSU in respect of a particular Redemption Date would result in the issuance of a fractional Common Share, provided that such fractional Common Share as contained in a DSU Account is transferred to a similar bookkeeping account maintained by the Corporation in the name of the Designated Participant or a trustee on behalf of such Designated Participant, the number of Common Shares delivered on the Redemption Date may be delivered as fractional Common Shares. Otherwise, the number of fractional Common Shares delivered on the Redemption Date shall be rounded down to the next whole number of Common Shares and a cash payment shall be made to the Designated Participant in lieu of any such fractional interest in a Common Share being issued.

(f)	Cancellation of DSUs – Upon the occurrence of the Redemption Date with respect to the DSUs of a particular Designated Participant, the DSUs in that Designated Participant’s DSU Account (as adjusted pursuant to this Appendix) to be redeemed on that Redemption Date shall automatically be cancelled immediately following payment or satisfaction of such DSUs.

(g)	Dividends – As soon as possible after any Dividend Payment Date, the Corporation shall determine the Adjustment Ratio applicable to such Dividend and shall forthwith credit each DSU Account by the Adjustment Ratio.

SCHEDULE B1

VERMILION ENERGY INC.

OMNIBUS INCENTIVE PLAN

DSU ELECTION NOTICE

Vermilion Energy Inc. (the “Corporation”) pays an Annual Retainer (as defined in the Vermilion Energy Inc. Omnibus Incentive Plan (the “Plan”)) to each member of the board of directors (the “Board”) of the Corporation and other Designated Participants.

Capitalized terms used but not defined herein shall have the meanings attributed to such terms in the Plan.

Subject to certain election restrictions set out in the Plan, the undersigned may elect to receive his or her Annual Retainer in the form of DSUs or cash or a combination thereof. A similar election may be made in respect of Meeting Fees if and to the extent Meeting Fees are payable from time to time.

In order to receive the election set forth herein, a completed Election Notice must be received no later than the last Business Day prior to the end of the calendar year preceding the calendar year in which such election is to apply. In the case of a newly appointed or elected Director or other new Designated Participant, an Election Notice must be completed, signed and delivered to the Corporation as soon as possible, and, in any event, no later than 30 days after the Designated Participant’s appointment or election, with such Election Notice to be effective as of the appointment or election date and shall continue in effect until the last day of the calendar year in which such new Designated Participant is appointed or elected.

I,                                   , the undersigned Designated Participant acknowledge that:

1.             I have received and reviewed a copy of the Plan and agree to be bound by the terms and conditions thereof.

2.             I hereby confirm that:

☐	I am not subject to the Share Ownership Requirement;

☐	I have met the Share Ownership Requirement, in which case I am required to elect to allocate a minimum of 25% of my Annual Retainer for 20 to DSUs; or

☐	I have not met the Share Ownership Requirement, in which case I am required to elect to allocate a minimum of 50% of my Annual Retainer for 20 to DSUs.

3.             I hereby elect to receive my Annual Retainer for 20 as follows:

(i)	Mandatory DSUs (designated as per the above)	(%)

(ii)	Optional DSUs:	(%)

(iii)	Cash:	(%)

Total:            100% (i+ii+iii)

4.	DO NOT COMPLETE THE FOLLOWING unless the Corporation advises that Meeting Fees are payable for a particular year: I hereby elect to receive my Meeting Fees for 20 as follows:

(i)	DSUs:	(%)

(ii)	Cash:	(%)

Total:             100%

5.	I acknowledge and understand that this election is irrevocable for the fiscal year in respect of which it is being made.

6.	I acknowledge and understand that the cash portion of my Annual Retainer, and, to the extent applicable, Meeting Fees, will be determined on an annual basis and credited on a quarterly basis in arrears in accordance with Section 4(f) of Appendix B and my election(s) in this Election Notice (with the number of DSUs to be credited determined with reference to the Fair Market Value per Common Share), and that if I am newly appointed or elected, or the Date of Termination occurs, during a calendar quarter, my Annual Retainer, and, to the extent applicable, Meeting Fees, for that quarter will be prorated.

7.	I acknowledge and understand that the annual DSU grant to a Designated Participant shall, subject to proration as set forth in Section 5(a)(iii), be credited in full to a DSU Account on April 1 of each year (or if such date falls on a day that is not a Business Day, on the Business Day immediately preceding or following such date, as the Corporation may determine). Grants for newly appointed or elected Directors or other new Designated Participants will be prorated in the year of hire and granted on the next available grant date. Notwithstanding such crediting, all DSUs remain subject to the terms of the Plan, and the Corporation expressly reserves the right to cancel, forfeit or claw back any DSUs (in whole or in part) that are unearned or attributable to a period of service not completed in the event a Designated Participant resigns, retires, steps down, or is terminated for any reason prior to the applicable vesting or redemption date.

8.	The value of a DSU at any time is based on the Fair Market Value of a Common Share and is not guaranteed and, accordingly, the value of Common Shares or cash payment when received, as applicable, may be higher or lower than the value of the DSU at the time it was credited to my DSU Account under the Plan.

9.	I will be liable for all applicable income and other taxes and deductions when DSUs are redeemed in accordance with the terms of the Plan. Payments under the Plan will be net of applicable withholding taxes, which I understand may include the withholding or reduction to the number of Common Shares otherwise issuable to me. I understand that the Corporation is making no representation to me regarding taxes applicable to me under this Plan and that it is my responsibility to confirm the tax treatment of the DSUs or any payment under the Plan with my own tax advisor.

10.	No funds will be set aside to guarantee the payment of any amounts due under the Plan. Future payments from the Plan are an unfunded liability recorded on the books of the Corporation. Any rights under the Plan by virtue of a grant of DSUs shall be no greater than the rights of an unsecured creditor.

11.	I am receiving DSUs solely in my capacity as a Designated Participant.

12.	An election may not be made if a Black-Out Period is in effect.

Date	Witness Signature

Signature of Designated Participant

Name of Designated Participant (please print)	Witness Name (please print)

B1 - 2

SCHEDULE B2

VERMILION ENERGY INC.

OMNIBUS INCENTIVE PLAN

DSU REDEMPTION NOTICE
(FOR DESIGNATED PARTICIPANTS OTHER THAN U.S. PARTICIPANTS)

Vermilion Energy Inc. (the “Corporation”) pays an Annual Retainer (as defined in the Vermilion Energy Inc. Omnibus Incentive Plan (the “Plan”)) to each non-employee member of the board of directors (the “Board”) of the Corporation and other specified non-employee service providers, a percentage of which is paid in DSUs. Similarly, Meeting Fees, if and to the extent Meeting Fees are payable from time to time, may be paid in DSUs in accordance with an election to receive Meeting Fees in the form of DSUs.

Capitalized terms used but not defined herein shall have the meanings attributed to such terms in the Plan.

In order to redeem the DSUs as set out in this Redemption Notice, a completed Redemption Notice must be received on a timely basis and, in any event, no later than 30 days following the Designated Participant’s Date of Termination.

I,                                      , the undersigned Designated Participant:

1.	acknowledge that I have received and reviewed a copy of the Plan and agree to be bound by the terms and conditions thereof;

2.	confirm that I am not a U.S. Participant;

3.	acknowledge that under the Plan, I am only permitted to select up to two separate dates as of which either a portion or all of the DSUs credited to my DSU Account will be redeemed, and that such Redemption Date(s) must fall within the parameters specified in Section 5(d)(ii) of Appendix B;

4.	hereby elect to redeem the DSUs credited to my DSU Account as follows:

Number of DSUs to be Redeemed (specify whole percentage or whole number)	Redemption Date(1)

Note:

(1)	State either (a) the actual date(s) on which redemption is to occur (in the format month, day, year) or (b) the date(s) as being a specified number of days or months after the Designated Participant’s Date of Termination (in the format [Number of days] / [Number of months] after the Date of Termination).

5.	acknowledge that the amount(s) payable to me on the Redemption Date, at the Board’s sole discretion in accordance with the Plan: will be equal to (A) a cash amount equal to the aggregate Fair Market Value of such Common Shares as at the Redemption Date; (B) the number of the Common Shares equal to the number of DSUs credited to my DSU Account as of the Redemption Date (as adjusted pursuant to the Plan); or (C) a combination thereof, in each case in consideration for my surrender to the Corporation of the DSUs;

6.	acknowledge and understand that I am required to file this Redemption Notice with the Corporation no later than 30 days following the Date of Termination, and that if I fail to file this Redemption Notice prior to such Date of Termination or if I fail to elect a Redemption Date(s) within the parameters specified in Section 5(d)(ii) of Appendix B, I will be deemed to have filed with the Corporation a single Redemption Notice electing to redeem all of the DSUs credited to my DSU Account on a single Redemption Date which will, subject to Section 5(d)(i) of Appendix B, be the date which is six months after my Date of Termination;

7.	acknowledge and understand that this Redemption Notice is irrevocable for the DSUs in respect of which it is being made;

8.	acknowledge that a Redemption Notice may not be filed if a Black-Out Period is in effect;

acknowledge that, if the Redemption Date that I have elected falls within a Black-Out Period that commenced prior to my Date of Termination (excluding a Black-Out Period imposed due to a cease trade order), the Redemption Date shall be the date that is the earlier of (i) ten (10) Business Days from the date such Black-Out Period ends, and (ii) the Redemption Deadline; and

9.	acknowledge that I will be liable for all applicable income and other taxes and deductions upon redemption of DSUs, and all amounts payable to me under the Plan (whether in cash, Common Shares or a combination thereof) will be net of all applicable withholding taxes.

Date	Witness Signature

Signature of Designated Participant

Name of Designated Participant (please print)	Witness Name (please print)

B2 - 2

SCHEDULE B3

VERMILION ENERGY INC.

OMNIBUS INCENTIVE PLAN

TERMS AND CONDITIONS FOR U.S. PARTICIPANTS

The Board of Directors (the “Board”) of Vermilion Energy Inc. (the “Corporation”) established the Omnibus Incentive Plan (including Appendix B thereto) (the “Plan”) to provide for the issuance of Deferred Share Units (“DSUs”) to non-employee directors and other specified non-employee service providers of the Corporation and its Affiliates. In accordance with Section 10 of the Plan, the Board has determined it is necessary and appropriate to adopt additional terms and conditions under the Plan applicable to Designated Participants (as such term is defined in the Plan) who are citizens or residents of the United States (“U.S. Participants”) in order that the Plan comply with the applicable provisions of Section 409A of the United States Internal Revenue Code of 1986, as amended (the “Code”), and United States federal and state securities laws. These “Terms and Conditions for U.S. Participants” (the “U.S. Terms and Conditions”) set forth additional terms and conditions for U.S. Participants eligible to participate in the Plan and shall supersede and override any conflicting provision in the Plan to the extent such provision affects a U.S. Participant.

1.	Incorporation of Plan

The Plan is hereby incorporated by reference in its entirety into the U.S. Terms and Conditions, subject to and as modified by the supplemental terms and conditions set forth herein. Capitalized terms not defined herein shall have the meanings ascribed to such terms in the Plan.

2.	Definitions

Initially capitalized terms used in the U.S. Terms and Conditions (and not defined in this Section 2 or in the Preamble), will have the meanings ascribed to such terms in the Plan. For the purposes of these U.S. Terms and Conditions, the following words and phrases will have the meanings indicated:

(a)	“Entry Date” means, with respect to a U.S. Participant, the date on which such U.S. Participant is first eligible to participate in the Plan.

(b)	“Initial DSUs” means any DSUs credited to a U.S. Participant’s DSU Account on or before December 31 of the calendar year that includes the U.S. Participant’s Entry Date.

(c)	“Section 409A” means Section 409A of the Code, including any amendments or successor provisions to that section and any regulations and other administrative guidance thereunder, in each case as they, from time to time, may be amended or interpreted through further administrative guidance.

(d)	“U.S. Securities Act” means the U.S. Securities Act of 1933 and the rules and regulations promulgated thereunder, or any successor law, as it may be amended from time to time.

3.	Coverage

The Plan, as modified and supplemented by these U.S. Terms and Conditions, shall apply to each U.S. Participant who is eligible to participate in the Plan.

4.	Redemption of DSUs

(a)	A U.S. Participant shall make his or her redemption election pursuant to a Redemption Notice substantially in the form attached as Exhibit A and these U.S. Terms and Conditions. For the purposes of these U.S. Terms and Conditions, a U.S. Participant’s “Date of Termination” shall be the later of (a) the actual date the U.S. Participant ceases to be a director or officer of the Corporation or any Affiliate, as applicable, and (b) the date on which the U.S. Participant incurs a “separation from service” from the Corporation within the meaning of Section 409A. In addition, if the U.S. Participant is a “specified employee” (within the meaning of Section 409A) of the Corporation on his or her Date of Termination, no DSUs credited to the U.S. Participant’s DSU Account will be redeemed before the date that is six (6) months following the U.S. Participant’s Date of Termination.

(b)	With respect to any Initial DSUs credited to a U.S. Participant’s DSU Account, the U.S. Participant must file with the Corporation a complete and correct Redemption Notice no later than 30 days following the U.S. Participant’s Entry Date. Any Initial DSUs that are not covered by a timely, complete and correct Redemption Notice filed with the Corporation will be redeemed in accordance with the rules set forth in Section 5(d)(iii) of Appendix B.

(c)	With respect to any DSUs (other than Initial DSUs) credited to a U.S. Participant’s DSU Account after December 31 of the calendar year that includes the U.S. Participant’s Entry Date, the U.S. Participant must file with the Corporation a complete and correct Redemption Notice no later than December 31 of the calendar year immediately preceding the calendar year in which such DSUs are credited to the U.S. Participant’s DSU Account. Any such DSUs that are not covered by a timely, complete and correct Redemption Notice filed with the Corporation will be redeemed in accordance with the rules set forth Section 5(d)(iii) of Appendix B.

(d)	If a Redemption Date selected by a U.S. Participant falls within a Black-Out Period that commenced prior to the U.S. Participant’s Date of Termination (excluding a Black-Out Period imposed due to a cease trade order), then such Redemption Date shall be on the date that is the earlier of (i) ten (10) Business Days from the date such Black-Out Period ends, (ii) December 31 of the calendar year of the scheduled Redemption Date or (iii) the Redemption Deadline.

5.	Section 409A

DSUs credited under the Plan to U.S. Participants are intended to comply with Section 409A and the Plan (including Appendix B) will be construed and administered accordingly. Notwithstanding any other provision of the Plan, payments provided under the Plan may be made only upon an event and in a manner that complies with Section 409A or an applicable exemption. The applicable provisions of Section 409A are hereby incorporated by reference into the Plan with respect to DSUs credited to the DSU Accounts of U.S. Participants and shall control over any provision in conflict therewith. Nothing in the Plan or these U.S. Terms and Conditions is or contains a representation to any U.S. Participant regarding the tax consequences of the grant, settlement, or sale of any DSU (or the Common Shares underlying such DSU), and should not be interpreted as such. In no event shall the Corporation or any of its Affiliates be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by a U.S. Participant on account of non-compliance with Section 409A.

6.	Legal Compliance

The Common Shares issuable under the Plan will be issued in compliance with all applicable laws, including, without limitation, the U.S. Securities Exchange Act of 1934, as amended, the U.S. Securities Act, and any other applicable U.S. laws. Any resale or transfer of Common Shares issued to a U.S. Participant under the Plan must also comply with all applicable laws governing the resale or transfer of the Common Shares. The Corporation may impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any sales of Common Shares issued to a U.S. Participant under the Plan or other subsequent transfers by a U.S. Participant of any such Common Shares, including without limitation (a) restrictions that may be necessary in the absence of an effective registration statement under the U.S. Securities Act, and (b) restrictions as to the use of a specified brokerage firm or other agent for such sales or transfers.

7.	Amendments

Without limiting Section 9 of the Plan, the Corporation retains the right to amend these U.S. Terms and Conditions and/or any DSU issued to a U.S. Participant to the extent necessary or appropriate to comply with U.S. law.

B3 - 2

SCHEDULE B3

EXHIBIT A

VERMILION ENERGY INC.

OMNIBUS INCENTIVE PLAN

REDEMPTION NOTICE
(FOR DESIGNATED PARTICIPANTS WHO ARE U.S. PARTICIPANTS)

Vermilion Energy Inc. (the “Corporation”) pays an Annual Retainer (as defined in the Vermilion Energy Inc. Omnibus Incentive Plan (the “Plan”)) to each non-employee member of the board of directors (the “Board”) of the Corporation and other specified non-employee service providers, a percentage of which is paid in DSUs. Similarly, Meeting Fees, if and to the extent Meeting Fees are payable from time to time, may be paid in DSUs in accordance with an election to receive Meeting Fees in the form of DSUs.

Capitalized terms used but not defined herein shall have the meanings attributed to such terms in the Plan, as modified by the U.S. Terms and Conditions.

In order to redeem the DSUs as set out in this Redemption Notice, a completed Redemption Notice must be received prior to a Designated Participant’s Date of Termination.

I,                         , the undersigned Designated Participant:

1.	acknowledge that I have received and reviewed a copy of the Plan (including the U.S. Terms and Conditions) and agree to be bound by the terms and conditions thereof;

2.	confirm that I am a U.S. Participant;

3.	acknowledge that under the Plan, I am only permitted to select up to two separate dates as of which either a a portion or all of the DSUs credited to my DSU Account will be redeemed, and that such Redemption Date(s) must fall within the parameters specified in Section 5(d)(ii)(B) – (D) of Appendix B;

4.	hereby elect to redeem the DSUs credited to my DSU Account as follows:

Number of DSUs to be Redeemed (specify whole percentage or whole number)	Redemption Date(1)

Note:

(1)	State the date(s) as being a specified number of days or months after the Designated Participant’s Date of Termination (in the format [Number of days] / [Number of months] after the Date of Termination).

5.	acknowledge that the amount(s) payable to me on the Redemption Date, at the Board’s sole discretion in accordance with the Plan: will be equal to (A) a cash amount equal to the aggregate Fair Market Value of such Common Shares as at the Redemption Date; (B) the number of the Common Shares equal to the number of DSUs credited to my DSU Account as of the Redemption Date (as adjusted pursuant to the Plan); or (C) a combination thereof, in each case in consideration for my surrender to the Corporation of the DSUs;

6.	acknowledge and understand that I am required to file this Redemption Notice with the Corporation:

(a)	no later than 30 days following my Entry Date with respect to any Initial DSUs covered by this Redemption Notice; and

(b)	with respect to any other DSUs covered by this Redemption Notice, no later than December 31 of the calendar year immediately preceding the calendar year in which such DSUs will be credited to my DSU Account;

7.	acknowledge and understand that if I fail to timely file this Redemption Notice or if I fail to elect a Redemption Date(s) within the parameters specified in Section 5(d)(ii)(B) – (D), I will be deemed to have filed with the Corporation a single Redemption Notice electing to redeem all of the DSUs credited to my DSU Account on a single Redemption Date which will, subject to Section 5(d)(i) of Appendix B, be the date which is six months after my Date of Termination;

8.	acknowledge and understand that this Redemption Notice will become irrevocable on the applicable deadline date specified in paragraph 5 above;

9.	acknowledge that a Redemption Notice may not be filed if a Black-Out Period is in effect;

10.	acknowledge that, if the Redemption Date that I have elected falls within a Black-Out Period (excluding a Black-Out Period imposed due to a cease trade order), the Redemption Date shall be the date that is the earlier of (a) ten (10) Business Days from the date such Black-Out Period ends, (b) December 31 of the calendar year of the scheduled Redemption Date or (c) the Redemption Deadline; and

11.	acknowledge that I will be liable for all applicable income and other taxes and deductions upon redemption of DSUs, and all amounts payable to me under the Plan (whether in cash, Common Shares or a combination thereof) will be net of all applicable withholding taxes.

Date	Witness Signature

Signature of Designated Participant

Name of Designated Participant (please print)	Witness Name (please print)

B3 - A2

SCHEDULE B4

VERMILION ENERGY INC.

OMNIBUS INCENTIVE PLAN

CERTIFICATE OF U.S. PARTICIPANT

This Certificate is delivered pursuant to Section 10 of the Omnibus Incentive Plan of Vermilion Energy Inc. (the “Corporation”), and evidences that the undersigned,                                                , being the holder (the “DSU Holder”) of “deferred share units” (the “DSUs”) which may entitle the DSU Holder to receive certain shares (the “Common Shares”) of the capital stock of the Corporation upon such term, conditions and price as set forth in the Plan, hereby represents, warrants, acknowledges and affirms as follows:

1.	the undersigned is a resident of the United States of America; and

2.	the undersigned, in his/her capacity as a Designated Participant of the Corporation, has had full access to the books and records of the Corporation; has had the opportunity to access and review the Corporation’s public Internet filings on the System for Electronic Document Analysis and Retrieval at www.sedar.com, the Electronic Data Gathering and Retrieval System at www.sec.gov, and to consult with his/her legal and tax advisors with regard thereto; has been offered the opportunity to ask questions and receive answers from management concerning the Corporation and its securities; and that any request for such information has been complied with to the undersigned’s satisfaction; and

3.	the undersigned understands and agrees that all certificate(s) representing any Common Shares issued in respect of the DSUs will be endorsed with, and be subject to the terms and conditions of, the following U.S. restrictive legend:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR UNDER ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF VERMILION ENERGY INC. (“THE CORPORATION”) THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT AND APPLICABLE STATE LAWS; (C) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH REGULATION S UNDER THE U.S. SECURITIES ACT, (D) WITHIN THE UNITED STATES IN ACCORDANCE WITH AN EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 OR 144A THEREUNDER, IF AVAILABLE, AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, OR (E) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS, AND THE SELLER HAS FURNISHED TO THE CORPORATION AN OPINION TO SUCH EFFECT, FROM COUNSEL OF RECOGNIZED STANDING REASONABLY SATISFACTORY TO THE CORPORATION, PRIOR TO SUCH OFFER, SALE OR TRANSFER UNDER (D) OR (E) ABOVE. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE GOOD DELIVERY IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.

SUBJECT TO APPLICABLE CANADIAN LAW, AND PROVIDED THAT THE FOLLOWING PROCEDURE COMPLIES WITH U.S. SECURITIES LAWS AT THE TIME OF SALE, A NEW CERTIFICATE BEARING NO U.S. RESTRICTIVE LEGENDS MAY BE OBTAINED FROM THE CORPORATION’S REGISTRAR AND TRANSFER AGENT UPON DELIVERY OF THIS CERTIFICATE AND A DULY EXECUTED DECLARATION, IN A FORM SATISFACTORY TO THE TRANSFER AGENT AND THE CORPORATION, TO THE EFFECT THAT SUCH SALE IS BEING MADE IN ACCORDANCE WITH REGULATION S UNDER THE U.S. SECURITIES ACT.”

Provided that, if the Common Shares bearing such legend are being sold outside the United States in compliance with Rule 904 of such Regulation S and in compliance with applicable local laws and regulations, the Corporation shall use its reasonable best efforts to cause the legend to be timely removed upon delivery of the certificate and a duly executed declaration to the Corporation’s registrar and transfer agent in the form attached hereto as Exhibit 1 to this Schedule B4 (or as the Corporation may reasonably prescribe from time to time); provided, further, that if any such Common Shares are being sold pursuant to Rule 144 under the U.S. Securities Act, the legend may be removed by delivery to the Corporation’s registrar and transfer agent of an opinion of U.S. counsel of recognized standing in form and substance satisfactory to the Corporation, to the effect that the legend is no longer required under applicable requirements of the U.S. Securities Act and applicable state securities laws.

Please issue a certificate for the Common Shares (if any) being issued pursuant to my DSUs as follows:

Name:
(please print)

Address:

Signature of DSU Holder:

Date	Witness Signature

Signature of Designated Participant

Name of Designated Participant (please print)	Witness Name (please print)

B4 - A2

SCHEDULE B4

EXHIBIT 1

VERMILION ENERGY INC.

OMNIBUS INCENTIVE PLAN

DECLARATIONS FOR REMOVAL OF U.S. RESTRICTIVE LEGEND

To:	The registrar and transfer agent for the shares of Vermilion Energy Inc. (the “Corporation”)

The undersigned (A) acknowledges that the sale of                                         common shares of the Corporation, represented by certificate number                 , to which this declaration relates, has been made in reliance on Rule 904 of Regulation S under the United States Securities Act of 1933, as amended (the “1933 Act”), and (B) certifies that (1) the undersigned is not an “affiliate” (as defined in Rule 405 under the 1933 Act) of the Corporation, or is an “affiliate” solely by virtue of being an officer and/or director thereof; (2) the offer of such securities was not made to a “US Person” or to a person in the United States and either (a) at the time the buy order was originated, the buyer was outside the United States, or the seller and any person acting on its behalf reasonably believe that the buyer was outside the United States, or (b) the transaction was executed on or through the facilities of the Toronto Stock Exchange, and neither the seller nor any person acting on its behalf knows that the transaction was prearranged with a buyer in the United States; (3) in the case of the undersigned being an officer and/or director of the Corporation, no selling concession, fee or other remuneration will be paid in connection with such offer and sale other than the usual and customary broker’s commission; and (4) neither the seller nor any person acting on its behalf engaged in any directed selling efforts in connection with the offer and sale of such securities. Terms used herein have the meanings given to them by Regulation S.

Date	Witness Signature

Signature of Designated Participant

Name of Designated Participant (please print)	Witness Name (please print)

Affirmation by Seller’s Broker-Dealer

We have read the foregoing representations of our customer with regard to the sale of shares described therein, and on behalf of ourselves we certify and affirm that (A) we have no knowledge that the transaction had been prearranged with a buyer in the United States, (B) the transaction was executed on or through the facilities of the Toronto Stock Exchange and (C) neither we, nor any person acting on our behalf, engaged in any directed selling efforts in connection with the offer and sale of such securities. Terms used herein have the meanings given to them by Regulation S.

Name of Firm

By:
Signature of Authorized officer

Name of Authorized officer (please print)

Date

APPENDIX C – EMPLOYEE BONUSES

In addition to the provisions of the Plan, the provisions of this Appendix shall apply to employee bonuses.

1.	Purpose

Employee bonuses form an integral component of the Plan as specified in Section 1 of the Plan.

2.	Definitions

Capitalized terms referred to in this Appendix and not otherwise defined in the Plan have the following meanings:

(a)	“Active Employee” means an employee of the Corporation or an Affiliate other than an employee who is under a period of working notice or in receipt of reasonable notice in lieu of termination of employment or whose employment has otherwise has been terminated (for or without cause, including termination due to disability, death or other circumstances), and for clarity a Participant ceases to be an Active Employee on their Date of Termination;

(b)	“Date of Termination”, as referred to in this Appendix, means, in respect of a Participant, the date that is the actual date the Participant ceases to provide services to the Corporation, regardless of the reason for the cessation of services, and not on the date of expiry of any period of reasonable notice, or statutory or common law severance period that the Corporation or Participant may be entitled to provide or receive; and

(c)	“Participant”, as referred to in this Appendix C, means an employee of the Corporation or an Affiliate selected by the Board to receive a Bonus in accordance with Section 4.

3.	Eligibility

Participants may be selected by the Board from time to time from among the employees of the Corporation and any Affiliate. A Participant must be an Active Employee on the date of payment in order to be eligible for a Bonus. A Participant whose employment is terminated by the Corporation for any reason shall cease to be entitled to the payment of a bonus as of the Date of Termination.

4.	Bonuses

On an annual basis, the Board will assess the performance of the Corporation and its employees and designate Participants in the bonus component of the Plan. The Board may then allocate to a Participant a bonus in such amount as the Board determines appropriate in its sole discretion. In the event of a Change of Control, the Corporation shall, if approved by the Board, pay to each Participant a final bonus in such amount as the Board determines appropriate immediately prior to the Change of Control.

5.	Payment

Subject to this Section 5, payment of bonuses shall be made as soon as is reasonably practicable after the end of each calendar year following determination by the Board of the bonus amount payable to a Participant, by way of: (a) subject to Section 4 of the Plan and the Insider Participation Limit, delivery to a Participant of Common Shares issued by the Corporation from treasury, in which case the number of Common Shares shall be limited as specified in Section 4 of the Plan and the Insider Participation Limit and shall be priced at the Fair Market Value on the day of the determination by the Board of a bonus; (b) a cash payment to the Participant equal to the bonus amount; or (c) a combination thereof as may be determined by the Board in its sole discretion. In the event that (i) the determination by the Board of a bonus occurs within a Black-Out Period, then the Common Shares issuable under any bonus payment shall be priced at the Fair Market Value on the fifth (5th) Business Day immediately following the end of the Black-Out Period; or (ii) the Corporation is unable to issue Common Shares from treasury as payment of a Bonus for any reason, the bonus shall be paid in cash.

C-1

APPENDIX D – EMPLOYEE SHARE SAVINGS

In addition to the provisions of the Plan, the provisions of this Appendix shall apply to employee share savings.

1.	Purpose

Employee share savings for Canadian employees form an integral component of the Plan as specified in Section 1 of the Plan.

2.	Definitions

Capitalized terms referred to this Appendix and not otherwise defined in the Plan have the following meanings:

(a)	“Administration Agreement” means an agreement entered into by the Corporation for services relating to this Plan;

(b)	“Administrative Agent” means such company as may from time to time be appointed by the Board and with whom the Corporation enters into an Administration Agreement with respect thereto;

(c)	“Contribution Period” means the period starting on the first day of a payroll cycle and ending on the last day of a payroll cycle applicable to a given Participant, as may be established and amended by the Corporation from time to time;

(d)	“Date of Termination”, as referred to in this Appendix, means, in respect of a Participant, the date that is the actual date the Participant ceases to provide services to the Corporation, regardless of the reason for the cessation of services, and not on the date of expiry of any period of reasonable notice, or statutory or common law severance period that the Corporation or Participant may be entitled to provide or receive;

(e)	“deposited with RBC” means deposited by the Corporation on behalf of a Participant with RBC subject to and in accordance with the provisions of this Plan;

(f)	“deposited with the Administrative Agent” means deposited by the Corporation on behalf of a Participant with the Administrative Agent subject to and in accordance with the provisions of this Plan;

(g)	“DRIP” means any dividend reinvestment plan or similar plan of the Corporation, as may be amended, supplemented, suspended or terminated;

(h)	“Earnings” means the gross monthly base salary/wage received by an Employee, but does not include any Employer Contributions, bonus (whether in cash or Common Shares of the Corporation), overtime, shift differential, share incentive rights or other special compensation;

(i)	“Employee” means a regular full-time or part-time Canadian employee in active employment of the Corporation and, if approved by the Board, of any of its subsidiaries;

(j)	“Employer Contribution” means a cash contribution made, or Common Shares issued from treasury in lieu of a cash contribution in accordance with the terms of this Appendix, by the Corporation on behalf of a Participant pursuant to the Plan and directed to a Participant’s registered account or non-registered Personal Account, as applicable, coinciding with the Participant’s Personal Contributions to an RRSP, TFSA or non-registered account under the Plan as directed by the Participant;

(k)	“Excess Contributions” means a percentage of a Participant’s Earnings over and above a Participant’s Personal Contributions which Excess Contributions shall not be matched by any Employer Contributions and which shall not, together with a Participant’s Personal Contributions, exceed the Participant’s annual RRSP or TFSA contribution limit, as applicable, excluding any carry-forward amounts, as may be prescribed from time to time;

(l)	“Group RRSP” means that portion of the Personal Account which qualifies as a Group Registered Retirement Savings Plan under the Tax Act and under which the annuitant is the Participant or the spouse of the Participant, as selected by the Participant upon his or her election to participate in the Plan;

(m)	“Group TFSA” means that portion of the Personal Account which qualifies as a Group Tax Free Savings Account under the Tax Act and under which the annuitant is the Participant;

(n)	“Market Price”, in respect of Excess Contributions deposited with the Administrative Agent and Employer Contributions for a Contribution Period, means:

(i)	where (a) all Common Shares are purchased through normal market facilities; or (b) a portion of Common Shares are purchased through normal market facilities and a portion are issued from treasury, the volume weighted average purchase price of Common Shares purchased by the Administrative Agent through normal market facilities for such Contribution Period; or

(ii)	where all Common Shares are issued from treasury for such Contribution Period, the volume weighted average trading price of the Common Shares on the Exchange on the 5 trading days preceding the treasury issuance date.

(o)	“Participant”, as referred to in this Appendix D, means an Employee who has enrolled in employee savings in accordance with the provisions hereof;

(p)	“Personal Accounts” means the accounts maintained for record keeping purposes by the Administrative Agent in regard to each Participant for their respective Excess Contributions deposited with the Administrative Agent and Employer Contributions;

(q)	“Personal Contributions” means a percentage of a Participant’s Earnings contributed by Participants to an RRSP, TFSA or non-registered account under the Plan as directed by Participants;

(r)	“Personal Contribution Limit” means a percentage maximum of Participant’s Earnings as set out in Schedule D1 attached hereto as established and amended by the Board from time to time;

(s)	“President” means the President of the Corporation;

(t)	“Purchase Date” means, in respect to Employer Contributions and Excess Contributions deposited with the Administrative Agent, the date on which the Administrative Agent purchases Common Shares or receives Common Shares issued from treasury, as applicable, to satisfy all such contributions received during the preceding Contribution Period;

(u)	“RBC” means Royal Bank of Canada and its affiliated institutions, as applicable;

(v)	“RBC Accounts” means the accounts maintained by RBC in regard to each Participant for their respective Personal Contributions and Excess Contributions deposited with RBC;

(w)	“RRSP” means a Registered Retirement Savings Plan established under the Tax Act; and

(x)	“TFSA” means a Tax Free Saving Account established under the Tax Act.

3.	Eligibility

(a)	Any Employee, unless excluded from participation in the Plan by the Board or by the President, may become a Participant at any time by enrolling in employee savings as specified in Section 4 and may continue as a Participant unless suspended or excluded or participation is terminated in accordance with the terms of this Appendix.

(b)	In accordance with the provisions of this Appendix, unless suspended or excluded or participation is terminated in accordance with the terms of this Appendix (i) a Participant’s (A) Personal Contributions will be deposited with RBC; and (B) Excess Contributions will be deposited with RBC or deposited with the Administrative Agent as directed by a Participant in writing to the Corporation; and (ii) Employer Contributions will be made in respect to a Participant’s Personal Contributions and will be deposited with the Administrative Agent.

4.	Enrolment in the Plan

(a)	To enrol as a Participant in employee savings, an Employee must enrol through the procedures established by the Corporation or Administrative Agent from time to time and thereby:

(i)	authorize the Corporation to deduct from the Employee’s Earnings the amount designated by the Employee in accordance with Section 5(a) until such authorization shall be revised, revoked, suspended or terminated; and

(ii)	agree to the terms and conditions of the Plan (including this Appendix).

Unless otherwise determined by the Corporation, a newly hired Employee will be enrolled as a Participant in employee savings as of the second pay period after that Employee’s start date.

(b)	All funds and Common Shares held by the Administrative Agent, and funds and investments held by RBC, are held for the account of each Participant.

(c)	A Participant shall be the beneficial owner of all (i) Common Shares purchased (or issued from treasury or pursuant to a DRIP) on his or her behalf and shall be entitled to receive Dividends in respect to those Common Shares and to vote those Common Shares at any meeting of the holders of the Common Shares through the Administrative Agent in accordance with Section 9; and (ii) investments purchased on his or her behalf.

(d)	A Participant may elect to hold all or part of the Common Shares and investments acquired with Personal Contributions, Excess Contributions or Employer Contributions in:

(i)	a TFSA (applicable to investments acquired with Personal Contributions and Excess Contributions deposited with RBC, Employer Contributions in respect of which will be deposited with the Administrative Agent in a Participant’s non-registered Personal Account);

(ii)	an RRSP or spousal RRSP (applicable to investments acquired with Personal Contributions and Excess Contributions deposited with RBC, and Common Shares acquired with Excess Contributions deposited with the Administrative Agent, Employer Contributions in respect of which will be deposited with the Administrative Agent in a Participant’s registered Personal Account); and

(iii)	a non-registered account (applicable to investments acquired with Personal Contributions and Excess Contributions deposited with RBC, and Common Shares acquired with Excess Contributions deposited with the Administrative Agent, Employer Contributions in respect of which will be deposited with the Administrative Agent in a Participant’s non-registered account), in each case by filing the necessary documents as required or requested by or on behalf of the Administrative Agent and RBC, as applicable, from time to time, and indicating the portion of such contributions allocated to the TFSA, the RRSP or spousal RRSP, or non-registered account, as applicable. In the event that a Participant should wish to transfer any such investments into another TFSA, RRSP or spousal RRSP, or non-registered account, as applicable, or such Common Shares into another RRSP or spousal RRSP, or non-registered account, as applicable, he or she may do so by authorizing the Administrative Agent or RBC, as applicable, to transfer the specified number of Common Shares or investments into such TFSA, RRSP or non-registered account.

(e)	It is the Participant’s sole responsibility to ensure that his or her TFSA, RRSP or spousal RRSP contributions, as applicable, including Employer Contributions made on his or her behalf, do not, in conjunction with other TFSA or RRSP contributions of that Participant, exceed the maximum TFSA or RRSP contribution for income tax purposes of that Participant or that Participant’s spouse.

5.	Employee Contributions

(a)	A Participant shall make Personal Contributions to the Plan as specified by the Participant of a minimum of 1% of the Participant’s Earnings to a maximum of his or her Personal Contribution Limit. The Corporation shall deduct from each of the Participant’s Earnings the aggregate amount represented by the percentage of the Participant’s Earnings specified by the Participant as that Participant’s Personal Contribution and deposit the Participant’s Personal Contribution with RBC on behalf of the Participant for use by RBC as directed by the Participant.

(b)	A Participant may change the amount of, or voluntarily suspend, his or her Personal Contributions or cancel a suspension of his or her Personal Contributions, effective as of the next Contribution Period following the date of the notice, by giving notice of the change to the Corporation and RBC.[1]

(c)	Personal Contributions not made during a period of suspension cannot be accumulated and carried forward for later payment within a calendar year. During a period of suspension, a Participant shall continue to be enrolled in employee savings and be a member of the Group TFSA and Group RRSP for all purposes other than the making of Personal Contributions or Excess Contributions until that Participant withdraws pursuant to Section 11 or terminates his or her participation pursuant to Section 12.

(d)	Subject to the other provisions of the Plan and this Appendix, Participants may make Excess Contributions to a maximum specified in Schedule D1 hereto, as established and amended by the Board from time to time, directly to the Corporation for deposit with the Administrative Agent or deposit with RBC, in either case as directed by Participants in writing to the Corporation. Such Excess Contributions shall be made by way of payroll deduction(s) and further provided that such Excess Contributions will not result in the Participant exceeding the Participant’s annual TFSA contribution limit or the Participant’s or the Participant’s spouse’s annual RRSP contribution limit, as the case may be, (excluding any carry-forward amounts) as may be prescribed from time to time. It is the Participant’s sole responsibility to ensure that his or her TFSA and RRSP contributions or spousal RRSP contributions, as the case may be, including Employer Contributions made on his or her behalf, do not, in conjunction with other TFSA contributions of that Participant or RRSP contributions of that Participant or that Participant’s spouse, exceed the maximum TFSA contribution of that Participant or RRSP contribution of that Participant or that Participant’s spouse, as applicable, in each case for income tax purposes.

6.	Employer Contributions

(a)	The Corporation will make Employer Contributions as follows:

(i)	where a Participant has made a Personal Contribution, the Corporation shall make an Employer Contribution for the benefit of that Participant in an amount set out in Schedule D1 attached hereto, as established and amended by the Board from time to time; and

(ii)	notwithstanding subsection (i), in addition to any other Employer Contributions, the Corporation may specifically resolve to make Employer Contributions for the benefit of any Employee or group of Employees in such amounts and at such times as the Board may, in its discretion approve.

(b)	Employer Contributions shall be made at the following times:

(i)	Employer Contributions referred to in subsection 6(a)(i) shall be made at the same time as the Personal Contribution; and

(ii)	Employer Contributions referred to in subsection 6(a)(ii) may be made at any time in the Board’s discretion.

(c)	Where directed in writing by the Board, the Corporation may (at its option), subject to Section 4 of the Plan and the Insider Participation Limit, elect to satisfy cash Employer Contributions by issuing Common Shares from treasury to the Administrative Agent on behalf of a Participant in lieu of the cash amount of such Employer Contributions, in which case (i) the number of Common Shares shall be limited as specified in Section 4 of the Plan and, in respect of a particular Participant, the Insider Participation Limit; and (ii) be determined with reference to the Market Price. Common Shares issued from treasury to satisfy Employer Contributions pursuant to this Section 6(c) shall be deemed to be Employer Contributions.

7.	Personal Accounts

The Administrative Agent shall establish a Personal Account (segregated on a registered and non-registered account basis) for each Participant and shall record in each Personal Account:

(a)	the number of Common Shares purchased for that Personal Account with Excess Contributions deposited with the Administrative Agent;

(b)	the number of Common Shares purchased with, or issued from treasury in lieu of, Employer Contributions for that Personal Account;

(c)	the number of Common Shares purchased by the Administrative Agent for that Personal Account from: (i) cash Dividends paid on Common Shares purchased with Excess Contributions deposited with the Administrative Agent and Employer Contributions made on behalf of that Participant; and (ii) cash Dividends paid on Common Shares issued by the Corporation from treasury in respect of Employer Contributions made on behalf of that Participant;

(d)	the number of Common Shares held in such Personal Account;

(e)	all Dividends received on Common Shares held in such Personal Account; and

(f)	the number of Common Shares issued pursuant to a DRIP.

8.	Investment of Funds and Acquisition of Common Shares

(a)	On the last day of each Contribution Period, the Corporation shall deposit with RBC and deposit with the Administrative Agent, as applicable, the amount of all Personal Contributions, Excess Contributions and Employer Contributions for that Contribution Period and shall advise RBC and the Administrative Agent, as applicable, of the Personal Contributions and Excess Contributions received from each Participant and the amount of Employer Contributions (or the number of Common Shares issued from treasury in lieu thereof) made on behalf of each Participant.

(b)	Upon receipt of the funds, or Common Shares issued from treasury in lieu of Employer Contributions, and the information outlined in Section 8(a), the Administrative Agent and RBC, as applicable, shall record in each Participant’s respective account the amount of that Participant’s Personal Contributions, Excess Contributions and the amount of any Employer Contributions (or the number of Common Shares issued from treasury in lieu thereof) made on behalf of that Participant.

(c)	(i)	Unless otherwise directed in writing by the Board in accordance with Section 8(d) and subject to Section 8(g), the Administrative Agent shall use all funds received by it from Excess Contributions deposited with the Administrative Agent and Employer Contributions (that are made in cash), as well as any cash dividends paid on the Common Shares held of record by the Administrative Agent for and on behalf of the Participant (not otherwise reinvested pursuant to a DRIP on behalf of the Participant or elected by the Participant to be received in cash), to purchase, as directed by the Corporation, Common Shares through normal market facilities.

(ii)	A Participant shall direct RBC as to the use of the Participant’s Personal Contributions and Excess Contributions deposited with RBC.

(d)	(i)	Notwithstanding Section 8(c)(i), where directed in writing by the Board, the Administrative Agent shall use all funds received by it from all or any combination of Excess Contributions deposited with the Administrative Agent and Employer Contributions (that are made in cash), as applicable, as well as any cash dividends paid on the Common Shares held of record by the Administrative Agent for and on behalf of a Participant (not otherwise reinvested pursuant to a DRIP on behalf of the Participant or elected by the Participant to be received in cash) to purchase as directed by the Corporation all, or such designated portion of, Common Shares under the Plan from the Corporation at the Market Price, or in lieu thereof, to receive Common Shares issued from treasury at the Market Price pursuant (and subject) to Section 6(c). The Board shall from time to time authorize the issuance of Common Shares at the Market Price to the Administrative Agent. Each such authorization shall specify the number of Common Shares to be issued and shall authorize the allotment and issuance of such Common Shares at the Market Price as fully paid and non-assessable Common Shares.

(ii)	Notwithstanding Section 8(d)(i), in the event the Corporation is at any time prohibited, under applicable corporate or securities laws or the order, rule or directive of any securities commission, stock exchange or other regulatory authority or court of competent jurisdiction, from issuing its Common Shares to the Administrative Agent, the Administrative Agent shall, upon reviewing the written directions of the Board, acquire Common Shares in accordance with the provisions of Section 8(c)(i) for the purposes of the Plan.

(e)	Subject to Section 8(g), the Administrative Agent shall purchase or receive on behalf of Participants on each Purchase Date, or as soon thereafter as reasonably possible, such number of Common Shares as will satisfy all Excess Contributions deposited with the Administrative Agent, cash dividends (not otherwise reinvested pursuant to a DRIP on behalf of the Participant or elected by the Participant to be received in cash) and Employer Contributions that are made in cash received for the preceding Contribution Period from all Participants under the Plan. Each Participant shall thereupon have an interest in the Common Shares purchased or received by the Administrative Agent in proportion to his or her Excess Contributions deposited with the Administrative Agent and the Employer Contributions made on his or her behalf during the preceding Contribution Period.

(f)	Subject to Section 8(g), following the end of a Contribution Period, the Administrative Agent shall allocate the Common Shares purchased or received during that Contribution Period on behalf of the Participants, on a full or fractional Common Share basis, as appropriate, to the Personal Account of each Participant in proportion to the Excess Contributions deposited with the Administrative Agent and Employer Contributions made on behalf of that Participant. Except where the Administrative Agent is unable to purchase a sufficient number of Common Shares pursuant to Section 8(c)(i), the Administrative Agent shall ensure that the amount of all Excess Contributions deposited with the Administrative Agent, cash dividends (not otherwise reinvested pursuant to a DRIP on behalf of the Participant or elected by the Participant to be received in cash) and Employer Contributions are converted to full or fractional Common Shares.

(g)	If, for any reason, the Administrative Agent is unable to purchase a sufficient number of Common Shares pursuant to Section 8(c)(i) on a Purchase Date to satisfy all Excess Contributions deposited with the Administrative Agent, cash dividends (not otherwise reinvested pursuant to a DRIP on behalf of the Participant or elected by the Participant to be received in cash) and Employer Contributions for the preceding Contribution Period, the Administrative Agent shall purchase Common Shares, as they become available, until such time as a sufficient number of Common Shares have been purchased to satisfy all such Excess Contributions deposited with the Administrative Agent, cash dividends and Employer Contributions (that are made in cash) for such Contribution Period. In such circumstances, the Common Shares purchased by the Administrative Agent shall be allocated to the respective Participants’ Personal Accounts in such a manner that all such Common Shares are allocated at the same price.

(h)	The Administrative Agent may, on behalf of the Participants, enrol or participate in a DRIP. The Administrative Agent shall allocate the Common Shares received pursuant to participation in a DRIP to the respective Participants’ Personal Accounts in a manner consistent with Section 8(f).

(i)	Brokerage commissions, transfer taxes and other charges or expenses for the purchase of Common Shares will be paid for by the Corporation.

(j)	Brokerage commissions, transfer taxes and other charges or expenses for the sale of Common Shares will be deducted from the proceeds of the sale thereof, as applicable.

9.	Registration and Voting

(a)	Common Shares purchased or received by the Administrative Agent shall be registered in the name of the Administrative Agent or such other name or in the name of such financial intermediary on behalf of the Administrative Agent as the Corporation determines.

(b)	Whole Common Shares allocated to a Participant’s Personal Account will be voted by the Administrative Agent in accordance with the directions, if any, of the Participant.

(c)	A Participant who has enrolled in employee savings is deemed to have consented to the electronic delivery of the Corporation’s proxy-related materials (including the notice of meeting, management information circular, annual financial statements and management discussion and analysis, as applicable).

10.	Withdrawals While a Participant

(a)	A Participant may make withdrawals of Common Shares from his or her Personal Account or investments from his or her RBC Account only as set out in this Section.

(b)	A Participant may, upon notice to the Administrative Agent or RBC in accordance with Section 10(c), request that all or a portion of the Common Shares or investments in that Participant’s respective account be withdrawn and issued in his or her name, transferred and issued in his or her name or be sold or, where the Participant holds Common Shares or investments in the Group TFSA or Group RRSP, as applicable, that all or a portion of the Common Shares or investments in that Participant’s TFSA, that Participant’s RRSP or that Participant’s spousal RRSP, as applicable, be transferred to, or be sold and the proceeds transferred to another TFSA in that Participant’s name or RRSP in the Participant’s name or the Participant’s spouse’s name, as the case may be. Any fractional Common Shares credited to the Participant’s Personal Account shall be disregarded on any sale or transfer and the Participant shall be entitled to receive the cash equivalent thereof. Any fractional investments credited to the Participant’s RBC Account shall be administered as determined by RBC.

(c)	A Participant shall give the Administrative Agent and RBC, as applicable, notice of any withdrawal, sale or transfer of Common Shares or investments pursuant to Section 10(b). The notice shall specify such information as the Corporation, the Administrative Agent and RBC, as applicable, may require.

(d)	The Administrative Agent shall provide instructions to sell the specified number of Common Shares and (or) transfer them to another designated RRSP or non-registered account, as applicable, as soon as possible and in any event within 5 business days of such notice in writing in which the Administrative Agent received the written notice. The timing of any sale by RBC of the specified investments or transfer of the investments to another designated TFSA, RRSP or non-registered account shall be as determined by RBC. The proceeds of any sale (net of broker commission, sales administration fees and withholding tax) will be transferred as soon as practicable to the Participant or such other Person as the Participant may designate in writing but no later than 5 business days after such sale (or as otherwise determined by RBC, as applicable).

11.	Deemed Termination of Participation

(a)	A Participant’s entitlement to make further Personal Contributions and Excess Contributions and to receive Employer Contributions in respect to Personal Contributions shall terminate immediately if:

(i)	the Participant becomes totally and permanently disabled;

(ii)	the Participant ceases to be an Employee, including by way of:

A.	resignation;

B.	retirement; or

C.	termination for any reason including with or without cause; or

(iii)	the Participant dies.

Where a Participant’s entitlement to make further Personal Contributions and Excess Contributions and to receive Employer Contributions in respect thereof terminates pursuant to Section 11(a)(ii), such termination shall be effective as of the Date of Termination.

Termination of a Participant’s entitlement to make further Personal Contributions and Excess Contributions and to receive Employer Contributions in respect thereof constitutes termination of that Participant’s participation in employee savings pursuant to the Plan.

(b)	A Participant whose entitlement to participate in employee savings pursuant to the Plan has been terminated as provided in Section 11(a) or his or her heirs, executors or administrators, as the case may be, may elect to deal with the Common Shares in the Participant’s Personal Account by providing notification to the Corporation and the Administrative Agent within 60 days after termination of the Participant’s entitlement to participate in the Plan requesting that:

(i)	all Common Shares in his or her Personal Account be transferred and issued in his or her name or as directed;

(ii)	all such Common Shares be sold and the net proceeds distributed to the Participant; or

(iii)	if the Participant’s Common Shares are held in an RRSP or a spousal RRSP, to the extent permitted by law, that all such shares be transferred to another RRSP in the Participant’s name or in the Participant’s spouse’s name, as the case may be.

All notices received and approved by the Corporation will be forwarded to the Administrative Agent.

(c)	If no notice is filed within 60 days after the termination of a Participant’s entitlement to participate in employee savings pursuant to the Plan, the Participant or his or her heirs, executors or administrators, as the case may be, shall be deemed to:

(a)	request that the Participant’s Common Shares be transferred and issued in his or her name, in accordance with the procedures established by the Administrative Agent from time to time; and

(b)	if the Participant’s Common Shares are held in an RRSP or a spousal RRSP, sell all the Common Shares in the Participant’s Personal Account, and the proceeds, net of broker commission, sales administration fees, and withholding tax, distributed to the Participant or the Participant’s spouse, as applicable.

(d)	Notwithstanding the provisions of Sections 11(a)(iii), 11(b) or 11(c), where a Participant dies and such Participant’s Common Shares are held in an RRSP, the Participant’s Common Shares shall be handled in accordance with the provisions of the Employee Share Savings Plan and Group Retirement Savings Plan Declaration of the Corporation (as amended and (or) restated from time to time).

(e)	A Participant whose participation in the Plan has been terminated as provided in Section 11(a) or Section 12(c), or his or her heirs, executors or administrators as the case may be, shall direct RBC (with a copy to the Corporation) regarding the Participant’s RBC Account.

12.	Termination Upon Notice

(a)	Any Participant may terminate his or her participation in the Plan upon 14 days prior notice to:

(i)	the Corporation and the Administrative Agent requesting that:

A.	all Common Shares in his or her Personal Account be transferred and issued in his or her name or as directed;

B.	all Common Shares be sold and the net proceeds distributed to the Participant; or

C.	if the Participant’s Common Shares are held in an RRSP or a spousal RRSP, that all such Common Shares be transferred to another RRSP in the Participant’s name or the Participant’s spouse, as applicable; and

(ii)	the Corporation and RBC directing RBC regarding the Participant’s RBC Account.

Thereupon, all Personal Contributions and Excess Contributions by such terminating Participant shall cease from the next pay cheque following receipt of the notice by the Corporation.

(b)	If so requested, the Administrative Agent shall make the necessary arrangements for the transfer of the Common Shares in a terminating Participant’s Personal Account to such terminating Participant or other RRSP or non-registered account as soon as possible thereafter. The Administrative Agent shall, if requested, sell all of the Common Shares of a terminating Participant and forward the proceeds therefor (net of broker commission, sales administration fees and withholding tax) within 30 days of receipt of any notice of termination. In all instances, the Participant shall receive the cash equivalent for any fractional Common Shares credited to his or her Personal Account based upon the closing price of the Common Shares on the Exchange on the date of transfer. A terminating Participant shall direct RBC regarding any transfer from or to that Participant’s RBC Account, and (or) sale of investments of a terminating Participant (the timing or matters relating thereto to be determined by RBC).

(c)	If, at the end of any calendar year, any Participant has not made a Personal Contribution or an Excess Contribution to his or her RBC Account or Personal Account during such calendar year, the Corporation shall have the option to give written notice terminating that Participant’s participation in the Plan and withdraw, subject to Section 16, all of his or her Personal Account in the manner set forth in Section 12(a) in cash or Common Shares. If no election under Section 12(a) is made by the Participant within a period of 60 days after written notice of termination from the Corporation, the Participant shall be deemed to have elected to receive the cash value of his or her Personal Account and the Administrative Agent shall sell that Participant’s Common Shares and forward a cheque for the proceeds thereof (net of broker commission, sales administration fees and withholding tax) to the Participant. Investments in a Participant’s RBC Account shall be administered in accordance with Section 11(e).

13.	Employer Suspensions

Where a Participant continues to be an Employee but is not in receipt of Earnings from the Corporation, that Participant’s entitlement to make further Personal Contributions and Excess Contributions and to receive Employer Contributions shall be suspended effective as of the Contribution Period immediately following the month in which the Employee was not in receipt of Earnings. Such Employee’s entitlement to participate in employee savings pursuant to the Plan shall be reinstated effective as of the first Contribution Period immediately following the month in which the Employee resumed receiving Earnings from the Corporation.

14.	Prohibition of Assignment of Interest

All rights of participation in employee savings pursuant to the Plan are personal to the Participant and no assignment or transfer of any interest in the Common Shares held by the Administrative Agent or investments held by RBC under the Plan will be permitted or recognized other than in respect of a withdrawal in accordance with Section 10 or termination in respect of a withdrawal in accordance with Section 11 or Section 12.

15.	Taxes

(a)	The Participant shall be responsible for paying all income and other taxes of any nature applicable to Employer Contributions and to transactions involving the Common Shares held by the Administrative Agent and investments held by RBC on his or her behalf including, without limitation, any taxes payable on:

(i)	Employer Contributions made and expenses incurred on behalf of a Participant;

(ii)	the transfer of Common Shares or investments to the Participant or a Person designated by the Participant;

(iii)	the sale or other disposition of Common Shares or investments of a Participant;

(iv)	the transfer of investments to a non-registered account or TFSA in the name of the Participant, or the transfer of Common Shares or investments to a non-registered account or an RRSP in the name of the Participant or an RRSP in the name of the Participant’s spouse in the case of a spousal RRSP or withdrawal therefrom; and

(v)	dividends paid on Common Shares or investments, whether received in cash, Common Shares or other securities, including pursuant to a DRIP.

(b)	The Administrative Agent and RBC are each authorized to deduct from any amounts payable to a Participant following a sale of that Participant’s Common Shares or investments, as applicable, any amounts which are required to be withheld on account of taxes.

16.	Vesting

All Common Shares and other investments acquired with the Personal Contributions, Excess Contributions and Employer Contributions of, or on behalf of, a Participant and all of the dividends from such Common Shares and investments, including any dividends from any additional Common Shares or investments purchased, including pursuant to a DRIP, shall at all times be vested in such Participant.

17.	Offer for Common Shares

In the event that, at any time, a bona fide offer to purchase is made to all holders of Common Shares, notice of such offer shall be given by the Administrative Agent to each Participant to enable a Participant to tender his or her Common Shares should he or she so desire.

18.	Adjustments

Subject to Section 12(b) of the Plan, in the event that the Common Shares are subdivided, consolidated, converted or reclassified, or any action of a similar nature affecting such Common Shares shall be taken, then the Common Shares held by the Administrative Agent for the benefit of the Participants shall be appropriately adjusted.

19.	Amendment or Termination of the Plan

(a)	The Corporation may not amend or terminate the Plan in a manner which would deprive a Participant of any benefits that have accrued to the date of amendment or termination or which would cause or permit any Common Shares, investments or cash held pursuant to the Plan or any Personal Contributions, Excess Contributions or Employer Contributions to revert to or become the property of the Corporation.

(b)	If the Plan is terminated, all Common Shares, investments and cash belonging to a Participant as shown in the Participant’s Personal Account and RBC Account, as applicable, shall be paid to the Participant or as directed by the Participant within 90 days of the termination of the Plan (unless, in respect of investments and cash in a Participant’s RBC Account, otherwise directed by a Participant in accordance with arrangements with RBC under this Plan).

20.	Administration of Employee Savings

(a)	The Corporation has entered into Administration Agreements with the Administrative Agent and RBC to administer employee savings pursuant to the Plan in a form agreed to by the Board and/or the President. A copy of the Administration Agreements are available for inspection in the Corporation’s offices.

(b)	The Corporation may from time to time enter into such further agreements with the Administrative Agent, RBC or other parties as it may deem necessary or desirable to carry out this Plan.

(c)	The Corporation will provide a copy of the Plan or a summary of the Plan to all new Participants.

(d)	Records of the Administrative Agent, RBC and the Corporation will be conclusive as to all matters involved in administration of the Plan.

(e)	Except as set out in Sections 8(j), 10(d), 11(c), 12(a), 12(b) and 15(a) all costs and expenses of administering employee savings pursuant to the Plan, including compensation costs of the Administrative Agent and RBC, will be paid by the Corporation.

21.	Reporting

(a)	As soon as possible after the end of the relevant period, the Administrative Agent and RBC will issue to each annuitant TFSA and RRSP contribution receipts reporting the total amount of contributions to the Participant’s TFSA, RRSP and/or spousal RRSP, if any.

(b)	As soon as possible after the end of each calendar year, the Administrative Agent and RBC shall furnish by mail or otherwise to each Participant a written statement of his or her account. Unless written notice to the contrary is received by the Administrative Agent or RBC within 45 days following the end of such calendar year, such statement shall be conclusively deemed to be correct and the Administrative Agent and RBC shall each be relieved of liability for any error contained therein or disclosed thereby.

22.	Limitation of Rights of the Employee

(a)	Employee savings pursuant to the Plan is a voluntary program on the part of the Corporation and shall not constitute an inducement to, or condition of, the employment of any Employee.

(b)	Neither the Corporation, the Administrative Agent nor RBC shall be liable to any Participant for any loss resulting from a decline in the market value of any Common Shares or investments purchased by the Administrative Agent or RBC, as applicable, or any change in the market price of the Common Shares or investments between the time a Participant authorizes the purchase or sale of the Common Shares or investments and the time such purchase or sale takes place.

23.	Administrative Agent

The Administrative Agent shall hold the office of administrative agent until otherwise determined by the Board. In the event of the resignation of the Administrative Agent, its successor shall be appointed by the Board. Any successor Administrative Agent shall be vested with all the powers, rights, duties and immunities of the Administrative Agent hereunder to the same extent as if originally named as the Administrative Agent.

SCHEDULE D1

Personal Contribution, Employer Contribution and Excess Contribution Limits in effect as of the Effective Date shall be as set forth below:

Personal Contribution Limit - 7% of a Participant’s Earnings.

Employer Contributions - an amount equal to 0.33 times the Participant’s Personal Contribution.

Excess Contributions - shall not exceed Participant’s Net Earnings.